                                                                    EXHIBIT 4.20


================================================================================



                                CREDIT AGREEMENT

                           DATED AS OF JULY 24, 1996

                                     AMONG


                       CYPRESS SEMICONDUCTOR CORPORATION,


                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,

                                    AS AGENT

                                      AND

                         LETTER OF CREDIT ISSUING BANK,

                              FLEET NATIONAL BANK,

                                  AS CO-AGENT

                                      AND

                 THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO


                                  ARRANGED BY


                              BA SECURITIES, INC.




================================================================================

                               TABLE OF CONTENTS


Section                                                                                                 Page
-------                                                                                                 ----
ARTICLE I        DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.01    Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.02    Other Interpretive Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         1.03    Accounting Principles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

ARTICLE II       THE CREDITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         2.01    Amounts and Terms of Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         2.02    Loan Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         2.03    Procedure for Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         2.04    Conversion and Continuation Elections . . . . . . . . . . . . . . . . . . . . . . . .   21
         2.05    Voluntary Termination or Reduction of Commitments . . . . . . . . . . . . . . . . . .   22
         2.06    Optional Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         2.07    Mandatory Cash Collateralization; Mandatory Prepayment of Loans . . . . . . . . . . .   23
         2.08    Repayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         2.09    Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         2.10    Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                 (a)     Arrangement, Agency Fees  . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                 (b)     Commitment Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         2.11    Computation of Fees and Interest  . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         2.13    Payments by the Banks to the Agent  . . . . . . . . . . . . . . . . . . . . . . . . .   26
         2.14    Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

ARTICLE III      THE LETTERS OF CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         3.01    Letters of Credit.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         3.02    Issuance, Amendment and Renewal of Letters of Credit  . . . . . . . . . . . . . . . .   29
         3.03    Participations, Drawings and Reimbursements . . . . . . . . . . . . . . . . . . . . .   31
         3.04    Repayment of Participations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         3.05    Role of the Issuing Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         3.06    Obligations Absolute  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         3.07    Cash Collateral Pledge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         3.08    Letter of Credit Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         3.09    Uniform Customs and Practice  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

ARTICLE IV       TAXES, YIELD PROTECTION AND ILLEGALITY  . . . . . . . . . . . . . . . . . . . . . . .   37
         4.01    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         4.02    Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         4.03    Increased Costs and Reduction of Return . . . . . . . . . . . . . . . . . . . . . . .   39
         4.04    Funding Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39




                                        i.

Section                                                                                                 Page
-------                                                                                                 ----
         4.05    Inability to Determine Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         4.06    Certificates of Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         4.07    Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         4.08    Replacement of Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

ARTICLE V        CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         5.01    Conditions of Initial Credit Extensions . . . . . . . . . . . . . . . . . . . . . . .   42
                 (a)     Credit Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
                 (b)     Resolutions; Incumbency . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
                 (c)     Organization Documents; Good Standing . . . . . . . . . . . . . . . . . . . .   42
                 (d)     Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                 (e)     Payment of Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                 (f)     Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                 (g)     Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                 (h)     Convertible Subordinated Notes  . . . . . . . . . . . . . . . . . . . . . . .   43
                 (i)     Disclosure Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                 (j)     Other Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         5.02    Conditions to All Credit Extensions . . . . . . . . . . . . . . . . . . . . . . . . .   43
                 (a)     Notice, Application . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
                 (b)     Continuation of Representations and Warranties  . . . . . . . . . . . . . . .   44
                 (c)     No Existing Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44

ARTICLE VI       REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         6.01    Corporate Existence and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         6.02    Corporate Authorization; No Contravention . . . . . . . . . . . . . . . . . . . . . .   45
         6.03    Governmental Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         6.04    Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         6.05    Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         6.06    No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         6.07    ERISA Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         6.08    Use of Proceeds; Margin Regulations . . . . . . . . . . . . . . . . . . . . . . . . .   47
         6.09    Title to Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         6.10    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         6.11    Financial Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         6.12    Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         6.13    Regulated Entities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         6.14    No Burdensome Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         6.15    Copyrights, Patents, Trademarks and Licenses, etc.  . . . . . . . . . . . . . . . . .   48
         6.16    Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         6.17    Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         6.18    Swap Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         6.19    Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49




                                        ii.

Section                                                                                                Page
-------                                                                                                ----
ARTICLE VII      AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         7.01    Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         7.02    Certificates; Other Information . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         7.03    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         7.04    Preservation of Corporate Existence, Etc  . . . . . . . . . . . . . . . . . . . . . .   52
         7.05    Maintenance of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         7.06    Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         7.07    Payment of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         7.08    Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         7.09    Compliance with ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         7.10    Inspection of Property and Books and Records  . . . . . . . . . . . . . . . . . . . .   53
         7.11    Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         7.12    Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         7.13    Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54

ARTICLE VIII     NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         8.01    Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         8.02    Disposition of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         8.03    Consolidations and Mergers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         8.04    Loans and Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         8.05    Limitation on Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         8.06    Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         8.07    Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         8.08    Contingent Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         8.09    Joint Ventures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         8.10    ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         8.11    Change in Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         8.12    Accounting Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         8.13    Payment of Convertible Subordinated Notes . . . . . . . . . . . . . . . . . . . . . .   60

ARTICLE IX       EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         9.01    Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
                 (a)     Non-Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
                 (b)     Representation or Warranty  . . . . . . . . . . . . . . . . . . . . . . . . .   61
                 (c)     Specific Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
                 (d)     Other Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
                 (e)     Cross-Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
                 (f)     Insolvency; Voluntary Proceedings . . . . . . . . . . . . . . . . . . . . . .   62
                 (g)     Involuntary Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
                 (h)     ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
                 (i)     Monetary Judgments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
                 (j)     Non-Monetary Judgments  . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
                 (k)     Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63




                                        iii.

Section                                                                                                    Page
-------                                                                                                    ----
                  (l)     Loss of Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
                  (n)     Invalidity of Subordination Provisions  . . . . . . . . . . . . . . . . . . . .   63
          9.02    Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
          9.03    Rights Not Exclusive  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64

ARTICLE X         THE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         10.01    Appointment and Authorization; "Agent"  . . . . . . . . . . . . . . . . . . . . . . . .   64
         10.02    Delegation of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         10.03    Liability of Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         10.04    Reliance by Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
         10.05    Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
         10.06    Credit Decision . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
         10.07    Indemnification of Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
         10.08    Agent in Individual Capacity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
         10.09    Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
         10.10    Withholding Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
         10.11    Co-Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
         11.01    Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
         11.02    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
         11.03    No Waiver; Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
         11.04    Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
         11.05    Company Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
         11.06    Payments Set Aside  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
         11.07    Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         11.08    Assignments, Participations, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         11.09    Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
         11.10    Set-off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
         11.11    Automatic Debits of Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
         11.12    Notification of Addresses, Lending Offices, Etc.  . . . . . . . . . . . . . . . . . . .   77
         11.13    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
         11.14    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
         11.15    No Third Parties Benefited  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
         11.16    Governing Law and Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
         11.17    Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
         11.18    Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78




                                        iv.

SCHEDULES

Schedule 2.01  Commitments
Schedule 11.02 Lending Offices; Addresses for Notices


EXHIBITS

Exhibit A      Form of Notice of Borrowing
Exhibit B      Form of Notice of Conversion/Continuation
Exhibit C      Form of Compliance Certificate
Exhibit D      Form of Legal Opinion of Company's Counsel
Exhibit E      Form of Assignment and Acceptance
Exhibit F      Form of Promissory Note




                                        v.

                                CREDIT AGREEMENT


         This CREDIT AGREEMENT is entered into as of July 24, 1996, among Cypress Semiconductor Corporation, a Delaware corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), Fleet National Bank, as Co-Agent, and Bank of America National Trust and Savings Association, as letter of credit issuing bank and as agent for the Banks.

         WHEREAS, the Banks have agreed to make available to the Company a revolving credit facility upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                       I

                                  DEFINITIONS

         1       Certain Defined Terms.  The following terms have the following meanings:

                 "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

                 "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and





                                       1.

         policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

                 "Agent" means BofA in its capacity as agent for the Banks hereunder, and any successor agent arising under Section 10.09.

                 "Agent-Related Persons" means BofA and any successor agent arising under Section 10.09 and any successor letter of credit issuing bank hereunder, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                 "Agent's Payment Office" means the address for payments set forth on Schedule 11.02 or such other address as the Agent may from time to time specify.

                 "Agreement" means this Credit Agreement.

                 "Applicable Margin" means

                          (i)     with respect to Base Rate Loans, 0%; and

                          (ii)    with respect to Offshore Rate Loans, as
                                  follows:

                                  (A)      0.35%, if the Facility Utilization
                                           is less than 25%,

                                  (B)      0.425%, if the Facility Utilization
                                           is greater than or equal to 25% and
                                           less than 50%,

                                  (C)      0.50%, if the Facility Utilization
                                           is greater than or equal to 50% and
                                           less than 75%, or

                                  (D)      0.60%, if the Facility Utilization
                                           is greater than or equal to 75%;

provided, however, that if at any time the Company's Total Debt/Capitalization Ratio as reported in the Company's most recent Compliance Certificate delivered to the Agent and the





                                       2.

Banks as provided in Section 7.02 exceeds 0.35 to 1.00, then 0.10% shall be added to the Applicable Margin with respect to Offshore Rate Loans, effective 90 days after the last day of the fiscal year or 45 days after the last day of the fiscal quarter, as the case may be, to which such Compliance Certificate relates. For the period from the Closing Date until the date on which a change in the Total Debt/Capitalization Ratio becomes effective as provided in the preceding proviso, the Total Debt/Capitalization Ratio shall be as reported in the Company's Compliance Certificate delivered to the Agent and the Banks on the Closing Date.

                 "Arranger" means BA Securities, Inc., a Delaware corporation.

                 "Assignee" has the meaning specified in subsection 11.08(a).

                 "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

                 "Bank" has the meaning specified in the introductory clause hereto. References to the "Banks" shall include BofA, including in its capacity as Issuing Bank; for purposes of clarification only, to the extent that BofA may have any rights or obligations in addition to those of the Banks due to its status as Issuing Bank, its status as such will be specifically referenced.

                 "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

                 "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)





                                       3.

                          Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

                 "Base Rate Loan" means a Revolving Loan, or an L/C Advance, that bears interest based on the Base Rate.

                 "BofA" means Bank of America National Trust and Savings Association, a national banking association.

                 "Borrowing" means a borrowing hereunder consisting of Revolving Loans of the same Type made to the Company on the same day by the Banks under Article II, and, other than in the case of Base Rate Loans, having the same Interest Period.

                 "Borrowing Date" means any date on which a Borrowing occurs under Section 2.03.

                 "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

                 "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                 "Cash Collateralize" means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Agent and the Issuing Bank (which documents are hereby consented to by the Banks). Derivatives of such term shall have corresponding meanings.

                 "Change of Control" means (a) any "person" (as such term is used in subsections 13(d) and 14(d) of the Exchange





                                       4.

         Act) or group of persons on or after the Closing Date, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then-outstanding voting securities, or (b) the existing directors for any reason cease to constitute a majority of the Company's board of directors. "Existing directors" means (x) individuals constituting the Company's board of directors on the Closing Date, and (y) any subsequent director whose election by the board of directors or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then in office, which directors either were directors on the Closing Date or whose election or nomination for election was previously so approved.

                 "Closing Date" means the date on which all conditions precedent set forth in Section 5.01 are satisfied.

                 "Co-Agent" means Fleet National Bank in its capacity as co-agent hereunder.

                 "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

                 "Commitment", as to each Bank, has the meaning specified in
         Section 2.01, as such amount may be reduced from time to time pursuant to Section 2.05.

                 "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

                 "Consolidated Current Liabilities" means, as of any date of determination, all amounts that would, in accordance with GAAP, be included under current liabilities on a consolidated balance sheet of the Company, but in any event including all Loans and L/C Obligations.

                 "Consolidated Tangible Net Worth" shall mean, on a consolidated basis, the excess of all of the Company's assets (excluding any value for goodwill, trademarks, patents, copyrights, capitalized software, organization expense, and other similar intangible items) over all liabilities, as determined and computed in accordance with GAAP.





                                       5.

                 "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments;
         (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.





                                       6.

                 "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                 "Conversion/Continuation Date" means any date on which, under
         Section 2.04, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

                 "Convertible Subordinated Note Documents" means the Subordinated Notes and the indenture relating thereto.

                 "Convertible Subordinated Notes" means the 3.15% Convertible Subordinated Notes issued by the Company on March 30, 1994, in an original aggregate principal amount of $110,000,000 pursuant to the terms of the indenture relating thereto.

                 "Credit Extension" means and includes (a) the making of any Revolving Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder.

                 "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                 "Dollars", "dollars" and "$" each mean lawful money of the United States.

                 "Effective Amount" means (i) with respect to any Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans occurring on such date; and (ii) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any





                                       7.

         Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

                 "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $200,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $200,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

                 "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

                 "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

                 "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the
         Code).

                 "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any





                                       8.

         ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or
         (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

                 "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate".

                 "Event of Default" means any of the events or circumstances specified in Section 9.01.

                 "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

                 "Facility Utilization" means at any time the Effective Amount of Revolving Loans plus the Effective Amount of L/C Obligations as a percentage of the combined Commitments of the Banks, rounded to the nearest whole percentage point.

                 "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

                 "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for





                                       9.

         any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

                 "Fee Letter" has the meaning specified in subsection 2.10(a).

                 "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                 "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 4.01.

                 "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                 "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                 "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."





                                      10.

                 "Honor Date" has the meaning specified in subsection 3.03(b).

                 "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

         For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any Joint Venture in which such Person is a general partner or a joint venturer or a member.

                 "Indemnified Liabilities" has the meaning specified in Section 11.05.

                 "Indemnified Person" has the meaning specified in Section
         11.05.

                 "Independent Auditor" has the meaning specified in subsection 7.01(a).





                                      11.

                 "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                 "Intellectual Property" means all patents and patent applications, domestic or foreign, all state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, and all copyrights of the Company or any Subsidiary.

                 "Interest Payment Date" means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Type of Loan, provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

                 "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation;

         provided that:

                          (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless,





                                      12.

                 in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                          (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                          (iii) no Interest Period for any Loan shall extend beyond the Revolving Termination Date.

                 "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

                 "Issuance Date" has the meaning specified in subsection
         3.01(a).

                 "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued", "Issuing" and "Issuance" have corresponding meanings.

                 "Issuing Bank" means BofA in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under subsection 10.01(b) or Section 10.09.

                 "Joint Venture" means a partnership, limited liability company, joint venture or other legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

                 "L/C Advance" means each Bank's participation in any L/C Borrowing in accordance with its Pro Rata Share.





                                      13.

                 "L/C Amendment Application" means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

                 "L/C Application" means an application form for issuances of standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

                 "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under subsection 3.03(c).

                 "L/C Commitment" means the commitment of the Issuing Bank to Issue, and the commitment of the Banks severally to participate in, Letters of Credit from time to time Issued or outstanding under
         Article III; provided that the L/C Commitment is a part of the combined Commitments, rather than a separate, independent commitment.

                 "L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

                 "L/C-Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

                 "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 11.02, or such other office or offices as such Bank may from time to time notify the Company and the Agent.

                 "Letters of Credit" means any letters of credit (whether standby letters of credit or commercial documentary





                                      14.

         letters of credit) Issued by the Issuing Bank pursuant to Article III.

                 "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

                 "Loan" means an extension of credit by a Bank to the Company under Article II or Article III in the form of a Revolving Loan or L/C Advance.

                 "Loan Documents" means this Agreement, any Notes, the Fee Letters, the L/C-Related Documents, and all other documents delivered to the Agent or any Bank in connection herewith.

                 "Majority Banks" means at any time Banks then holding at least 66-2/3% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having at least 66-2/3% of the Commitments.

                 "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

                 "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Loan Document.





                                      15.

                 "Material Subsidiary" means, at any time, any Subsidiary having at such time either (i) total (gross) revenues for the preceding four fiscal quarter period in excess of $10,000,000 or (ii) total assets, as of the last day of the preceding fiscal quarter, having a net book value in excess of $25,000,000, in each case, based upon the Company's most recent annual or quarterly financial statements delivered to the Agent under Section 7.01.

                 "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                 "Note" means a promissory note executed by the Company in favor of a Bank pursuant to subsection 2.02(b), in substantially the form of Exhibit F.

                 "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

                 "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

                 "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

                 "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Agent as follows:

                                         LIBOR
         Offshore Rate = ------------------------------------
                         1.00 - Eurodollar Reserve Percentage





                                      16.

         Where,

                 "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                          "LIBOR" means the rate of interest per annum
                 determined by the Agent to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum notified to the Agent by the Reference Bank as the rate of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by such Reference Bank and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

                          The Offshore Rate shall be adjusted automatically as
                 to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

                 "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

                 "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.





                                      17.

                 "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                 "Participant" has the meaning specified in subsection
         11.08(d).

                 "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                 "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

                 "Permitted Liens" has the meaning specified in Section 8.01.

                 "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                 "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

                 "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

                 "Reference Bank" means BofA.

                 "Reportable Event" means, any of the events set forth in
         Section 4043(c) of ERISA or the regulations thereunder,





                                      18.

         other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                 "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                 "Responsible Officer" means the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

                 "Revolving Loan" has the meaning specified in Section 2.01, and may be a Base Rate Loan or an Offshore Rate Loan (each, a "Type" of Revolving Loan).

                 "Revolving Termination Date" means the earlier to occur of:

                          (a)  July 24, 1999; and

                          (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

                 "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                 "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.





                                      19.

                 "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

                 "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

                 "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank).

                 "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by its net income by any jurisdiction (or any political subdivision thereof).

                 "Total Debt/Capitalization Ratio" means, with respect to the Company and its Subsidiaries, the ratio of (i) Indebtedness for borrowed money plus capitalized leases plus Contingent Obligations in respect of letters of credit





                                      20.

         issued and outstanding under this Agreement (collectively, "Total Debt"), to (ii) Total Debt plus Consolidated Tangible Net Worth.

                 "Type" has the meaning specified in the definition of "Revolving Loan."

                 "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                 "United States" and "U.S." each means the United States of America.

                 "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares or similar shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

         2       Other Interpretive Provisions.

                 (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                 (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                 (c)      (i)       The term "documents" includes any and
         all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                          (i) The term "including" is not limiting and means "including without limitation."





                                      21.

                          (ii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                 (d)              Unless otherwise expressly provided herein,
(i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                 (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                 (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

                 (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

         2       Accounting Principles.

                 (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.





                                      22.

                 (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.


                                       II

                                  THE CREDITS

         1       Amounts and Terms of Commitments.  Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule 2.01 (such amount as the same may be reduced under Section 2.05 or as a result of one or more assignments under Section 10.08, the Bank's "Commitment"); provided, however, that, after giving effect to any Borrowing of Revolving Loans, the Effective Amount of all outstanding Revolving Loans and the Effective Amount of all L/C Obligations, shall not at any time exceed the combined Commitments; and provided further, that the Effective Amount of the Revolving Loans of any Bank plus the participation of such Bank in the Effective Amount of all L/C Obligations shall not at any time exceed such Bank's Commitment. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this
Section 2.01, prepay under Section 2.06 and reborrow under this Section 2.01.

         2       Loan Accounts.

                 (a) The Loans made by each Bank and the Letters of Credit Issued by the Issuing Bank shall be evidenced by one or more accounts or records maintained by such Bank or Issuing Bank, as the case may be, in the ordinary course of business. The accounts or records maintained by the Agent, the Issuing Bank and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Company and the Letters of Credit Issued for the account of the Company, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.





                                      23.

                 (b) Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

         3       Procedure for Borrowing.

                 (a) Each Borrowing of Revolving Loans shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 9:00 a.m. (San Francisco time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                                  (A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof;

                                  (B)              the requested Borrowing
                 Date, which shall be a Business Day;

                                  (C) the Type of Loans comprising the Borrowing; and

                                  (D) in the case of Offshore Rate Loans, the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months.

provided, however, that with respect to the Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Agent not later than 9:00 a.m. (San Francisco time) one





                                      24.

Business Day before the Closing Date and such Borrowing will consist of Base Rate Loans only.

                 (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

                 (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

                 (d) After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than six different Interest Periods in effect.

         4       Conversion and Continuation Elections.

                 (a) The Company may, upon irrevocable written notice to the Agent in accordance with subsection 2.04(b):

                          (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Revolving Loans, to convert any such Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Loans of any other Type; or

                          (ii) elect as of the last day of the applicable Interest Period, to continue any Revolving Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such Offshore Rate Loans shall automatically convert





                                      25.

into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

                 (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 9:00 a.m. (San Francisco time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) one Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                                  (A)              the proposed
                 Conversion/Continuation Date;

                                  (B)              the aggregate amount of
                 Loans to be converted or continued;

                                  (C)              the Type of Loans resulting
                 from the proposed conversion or continuation; and

                                  (D)              other than in the case of
                 conversions into Base Rate Loans, the duration of the requested Interest Period.

                 (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, as the case may be, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                 (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

                 (e) Unless the Majority Banks otherwise consent, during the existence of a Default or an Event of Default, the





                                      26.

Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

                 (f) After giving effect to any conversion or continuation of Loans, unless the Agent shall otherwise consent, there may not be more than six different Interest Periods in effect.

         5       Voluntary Termination or Reduction of Commitments.  The
Company may, upon not less than three Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $5,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the Effective Amount of all Revolving Loans and L/C Obligations together would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued commitment and letter of credit fees to, but not including, the effective date of any termination of Commitments, shall be paid on the effective date of such termination.

         6       Optional Prepayments. Subject to Section 4.04, the Company
may, at any time or from time to time, upon not less than One Business Days' irrevocable notice to the Agent for Base Rate Loans and not less than three Business Days' irrevocable notice to the Agent for Offshore Rate Loans, ratably prepay Loans in whole or in part, in minimum amounts of $5,000,000 or any increments of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.04.

         7       Mandatory Cash Collateralization; Mandatory Prepayment of
Loans. If on any date the Effective Amount of all Revolving Loans and L/C Obligations together exceeds the amount of the combined Commitments then in effect, the Company shall Cash





                                      27.

Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the combined Commitments. The Company hereby grants the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, a security interest in all cash and deposit account balances pledged or delivered to the Agent in connection with the Cash Collateralization of the outstanding Letters of Credit. Cash collateral shall be maintained in blocked, non-interest-bearing deposit accounts at BofA. Subject to Section 4.04, if on any date after giving effect to any Cash Collateralization made on such date pursuant to the preceding sentence, the Effective Amount of all Revolving Loans then outstanding plus the Effective Amount of all L/C Obligations still exceeds the combined Commitments, the Company shall immediately, and without notice or demand, prepay the outstanding principal amount of the Revolving Loans and L/C Advances by an amount equal to the applicable excess.

         8       Repayment.  The Company shall repay to the Banks on the
Revolving Termination Date the aggregate principal amount of Loans outstanding on such date.

         9       Interest.

                 (a) Each Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.04), plus the Applicable Margin.

                 (b) Interest on each Revolving Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.06 or 2.07 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

                 (c) Notwithstanding subsection (a) of this Section, if any amount of principal of or interest on any Loan, or any other amount payable under any Loan Document, is not paid in full when due (giving effect to any applicable grace periods under the Loan Documents), whether at stated maturity, by acceleration or





                                      28.

otherwise, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on such unpaid amount, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus 2%; provided, however, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date such amount becomes due (giving effect to any applicable grace period), the principal amount of such Loan shall, until paid in full, bear interest at a rate per annum equal to the Base Rate plus 2%.

                 (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

         10      Fees.  In addition to certain fees described in Section 3.08:

                 (a) Arrangement, Agency Fees. The Company shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement ("Fee Letter") between the Company and the Arranger and Agent dated June 3, 1996.

                 (b) Commitment Fees. The Company shall pay to the Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment, computed on a 360-day basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent, equal to (i) 0.15 percent per annum at any time when the Company's Total Debt/Capitalization Ratio as reported in the Company's most recent Compliance Certificate delivered to the Agent and the Banks as provided in Section 7.02 is less than or equal to 0.35 to 1.00, effective 90





                                      29.

days after the last day of the fiscal year or 45 days after the last day of the fiscal quarter, as the case may be, to which such Compliance Certificate relates; and (ii) 0.225 percent per annum otherwise. For the period from the Closing Date until the date on which a change in the Total Debt/Capitalization Ratio becomes effective as provided in the preceding sentence, the Total Debt/Capitalization Ratio shall be as reported in the Company's Compliance Certificate delivered to the Agent and the Banks on the Closing Date. For purposes of calculating utilization under this subsection, the Commitments shall be deemed used to the extent of the Effective Amount of Revolving Loans then outstanding, plus the Effective Amount of L/C Obligations then outstanding. Such commitment fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on September 30, 1996 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any termination of Commitments under Section 2.05, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such termination. The commitment fees provided in this subsection shall accrue at all times after the above- mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

         11      Computation of Fees and Interest.

                 (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                 (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error. The Agent will, at the request of the Company or any Bank, deliver to the Company or the Bank, as the case may be, a statement showing the quotations used





                                      30.

by the Agent in determining any interest rate and the resulting interest rate.

         12      Payments by the Company.

                 (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (San Francisco time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                 (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                 (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

         13      Payments by the Banks to the Agent.

                 (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of





                                      31.

such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                 (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

         14      Sharing of Payments, Etc.  If, other than as expressly
provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded





                                      32.

and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.





                                      33.

                                      III

                             THE LETTERS OF CREDIT

         1       Letters of Credit.

                 (a) On the terms and conditions set forth herein (i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date to issue Letters of Credit for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.02(c) and 3.02(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Banks severally agree to participate in Letters of Credit Issued for the account of the Company; provided, that the Issuing Bank shall not be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") (1) the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans exceeds the combined Commitments, (2) the participation of any Bank in the Effective Amount of all L/C Obligations plus the Effective Amount of the Revolving Loans of such Bank exceeds such Bank's Commitment, or (3) the Effective Amount of L/C Obligations exceeds the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

                 (b) The Issuing Bank is under no obligation to Issue any Letter of Credit if:

                          (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or





                                      34.

         capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

                          (ii) the Issuing Bank has received written notice from any Bank, the Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in
         Article V is not then satisfied;

                          (iii) the expiry date of any requested Letter of Credit is (A) more than 365 days after the date of Issuance, or (B) after the Revolving Termination Date, unless all of the Banks have approved such expiry date in writing;

                          (iv) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

                          (v) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank;

                          (vi) any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person; or

                          (vii) any standby Letter of Credit is in a face amount less than $1,000,000 or to be denominated in a currency other than Dollars.

         2       Issuance, Amendment and Renewal of Letters of Credit.

                 (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least three days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of





                                      35.

a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder;
(vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may require.

                 (b) Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Agent (i) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.01(a) as a result of the limitations set forth in clauses (1) through (3) thereof or subsection 3.01(b)(ii); or (ii) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Issuing Bank's usual and customary business practices.

                 (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Bank will, upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least three days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the





                                      36.

beneficiary of any such letter of Credit does not accept the proposed amendment to the Letter of Credit. The Agent will promptly notify the Banks of the receipt by it of any L/C Application or L/C Amendment Application.

                 (d) The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, at the option of the Company and upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least three days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation so to renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.02(d) upon the request of the Company but the Issuing Bank shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Banks hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

                 (e) The Issuing Bank may, at its election (or as required by the Agent at the direction of the Majority Banks),





                                      37.

deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Termination Date.

                 (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

                 (g) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

         3       Participations, Drawings and Reimbursements.

                 (a) Immediately upon the Issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of subsection 2.01(b), each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such participation.

                 (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Company. The Company shall reimburse the Issuing Bank prior to 10:00 a.m. (San Francisco time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by the Issuing Bank. In the event the Company fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 10:00 a.m. (San Francisco time) on the Honor Date, the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Bank thereof, and the Company shall be deemed to have requested that Base Rate Loans be made by the Banks to be disbursed on the Honor Date under such Letter of Credit, subject





                                      38.

to the amount of the unutilized portion of the Revolving Commitment and subject to the conditions set forth in Section 5.02 (other than subsection 5.02(a)). Any notice given by the Issuing Bank or the Agent pursuant to this subsection 3.03(c) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                 (c) Each Bank shall upon any notice pursuant to subsection 3.03(b) make available to the Agent for the account of the relevant Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Banks shall (subject to subsection 3.03(e)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Company in that amount.
If any Bank so notified fails to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of the amount of the drawing by no later than 12:00 noon (San Francisco time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.03.

                 (d) With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Loans to the Company in whole or in part, because of the Company's failure to satisfy the conditions set forth in Section 5.02 (other than subsection 5.02(a)) or for any other reason, the Company shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 2% per annum, and each Bank's payment to the Issuing Bank pursuant to subsection 3.03(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 3.03.





                                      39.

                 (e) Each Bank's obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this
Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation to make Revolving Loans under this Section 3.03 is subject to the conditions set forth in Section 5.02.

         4       Repayment of Participations.

                 (a) Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of immediately available funds from the Company (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to
Section 3.03 or (ii) in payment of interest thereon, the Agent will pay to each Bank, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Agent for the account of the Issuing Bank.

                 (b) If the Agent or the Issuing Bank is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Agent for the account of the Issuing Bank pursuant to subsection 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fees thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.





                                      40.

         5       Role of the Issuing Bank.

                 (a) Each Bank and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

                 (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Majority Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

                 (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.06; provided, however, anything in such clauses to the contrary notwithstanding, that the Company may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing:
(i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity





                                      41.

or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         6       Obligations Absolute.  The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                          (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

                          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                          (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

                          (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                          (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to





                                      42.

         be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                          (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

                          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

         7       Cash Collateral Pledge.  Upon (i) the request of the Agent,
(A) if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (B) if, as of the Revolving Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) the occurrence of the circumstances described in subsection 2.07 requiring the Company to Cash Collateralize Letters of Credit, then, the Company shall immediately Cash Collateralize the L/C Obligations in an amount equal to such L/C Obligations. The Company hereby grants to the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, a security interest in all cash and deposit account balances pledged or delivered to the Agent in connection with the Cash Collateralization of the L/C Obligations. Cash collateral shall be maintained in blocked, non-interest-bearing deposit accounts at BofA.

         8       Letter of Credit Fees.

                 (a) The Company shall pay to the Agent for the account of each of the Banks a letter of credit fee with respect to the Letters of Credit at a rate per annum equal to the:

                          (i) 0.35 percent, if the Facility Utilization is less
than 25 percent;





                                      43.

                          (ii) 0.425 percent, if the Facility Utilization is
greater than or equal to 25 percent and less than 50 percent;

                          (iii) 0.50 percent, if the Facility Utilization is
greater than or equal to 50 percent and less than 75 percent, or;

                           (iv) 0.60 percent, if the Facility Utilization is
greater than or equal to 75 percent,

of the average daily maximum amount available to be drawn under the outstanding Letters of Credit, computed on a 360-day basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Agent. However, if at any time the Borrower's Total Debt/Capitalization Ratio as reported in the Company's most recent Compliance Certificate delivered to the Agent and the Banks as provided in
Section 7.02 exceeds 0.35 to 1.00, then 0.10 percent shall be added to each of the fee rates described in clauses (i) through (iv) above, effective 90 days after the last day of the fiscal year or 45 days after the last day of the fiscal quarter, as the case may be, to which such Compliance Certificate relates. For the period from the Closing Date until the date on which a change in the Total Debt/Capitalization Ratio becomes effective as provided in the preceding sentence, the Total Debt/Capitalization Ratio shall be as reported in the Company's Compliance Certificate delivered to the Agent and the Banks on the Closing Date. Letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Revolving Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Termination Date (or such later expiration date).

                 (b) The Company shall pay to the Issuing Bank a letter of credit fronting fee for each Letter of Credit Issued by the Issuing Bank equal to 0.125% per annum of the face amount (or increased face amount, as the case may be) of such Letter of Credit. Such Letter of Credit fronting fee shall be due and payable on each date of Issuance of a Letter of Credit.

                 (c) The Company shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and





                                      44.

charges, of the Issuing Bank relating to letters of credit as from time to time in effect.

         9       Uniform Customs and Practice.  The Uniform Customs and
Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.


                                       IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         1       Taxes.

                 (a) Any and all payments by the Company to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

                 (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

                          (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                          (ii) the Company shall make such deductions and withholdings;

                          (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and





                                      45.

                          (iv) the Company shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

                 (c) The Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of i) Taxes, ii) Other Taxes, and
iii) Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

                 (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.

                 (e) If the Company is required to pay any amount to any Bank or the Agent pursuant to subsection (b) or (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

         2       Illegality.

                 (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate





                                      46.

Loans, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

                 (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

         3       Increased Costs and Reduction of Return.

                 (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate or in respect of the assessment rate payable by any Bank to the FDIC for insuring U.S. deposits) in or in the interpretation of any law or regulation or
(ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, within 30 days after the date of notice thereof (with a copy of such notice to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

                 (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy





                                      47.

Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

         4       Funding Losses.  The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

                 (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

                 (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

                 (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.06;

                 (d) the prepayment (including pursuant to Section 2.07) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

                 (e) the automatic conversion under Section 2.04 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Banks under this





                                      48.

Section and under subsection 4.03(a), (i) each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

         5       Inability to Determine Rates.  If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to subsection 2.09(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

         6       Certificates of Banks.  Any Bank claiming reimbursement or compensation under this Article IV shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error; provided, however, that the Company shall not be liable for any such amount attributable to any period prior to the date 180 days prior to the date that an officer at such Bank directly responsible for the administration of this Agreement knew or reasonably should have known of such claim for reimbursement or compensation.

         7       Survival.  The agreements and obligations of the Company in this Article IV shall survive the payment of all other Obligations.

         8       Replacement of Bank.





                                      49.

                 (a) In the event that any Bank makes a demand for payment pursuant to Section 4.01 or 4.03, or any Bank has suspended its funding of Offshore Loans pursuant to Section 4.02 or 4.05, the Company shall have the right, if no Event of Default then exists, to replace such Bank in accordance with this Section 4.08.

                 (b) If the Company determines to replace a Bank pursuant to this Section 4.08, the Company shall have the right to replace such Bank with an entity that is an Eligible Assignee (a "Replacement Bank"); provided that such Replacement Bank: (i) if it is not already a Bank, shall be reasonably acceptable to the Agent, (ii) shall unconditionally agree in writing (with a copy to the Agent) to purchase all of such Bank's rights hereunder and interest in the Loans owing to such Bank and the Note held by such Bank without recourse at the principal amount of such Note plus interest and fees accrued thereon to the date of such purchase on a date therein specified, and (iii) shall, if such Replacement Bank is not already a Bank, execute and deliver to the Agent an Assignment and Acceptance substantially in the form of Exhibit E pursuant to which such Replacement Bank becomes a party hereto with a Commitment equal to that of the Bank being replaced.

                 (c) Upon (i) satisfaction of the requirements set forth in subsection 4.08(b), (ii) payment to such Bank by the Replacement Bank of the purchase price in immediately available funds, (iii) payment to such Bank by the Company of all requested increased costs or additional amounts accrued to the date of such purchase which the Company is obligated to pay under Article IV (including any break funding costs under Section 4.04) and all other amounts owed by the Company to such Bank hereunder (other than the principal of and interest on the Loans of such Bank purchased by the Replacement Bank and interest and fees accrued thereon to the date of purchase), and (iv) payment to the Agent by the Replacement Bank or the Company of a non-refundable processing fee of $3,500, the Replacement Bank shall constitute a "Bank" hereunder with a Commitment as so specified and the Bank being so replaced shall no longer constitute a "Bank" hereunder (and this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Replacement Bank) and such Bank shall be relieved of its obligations hereunder.





                                      50.

                 (d) If, however, the conditions to replacement set forth in this Section are for any reason not satisfied, or the proposed Replacement Bank for any reason fails to purchase such rights and interest in accordance with the terms hereof, the Company shall continue to be obligated to pay the increased costs or additional amounts due to such Bank pursuant to Section 4.01 or 4.03, as applicable.

                 (e) In no event shall the Agent or any Bank have any obligation to be a Replacement Bank or to assist the Company in finding a Replacement Bank.


                                       V

                              CONDITIONS PRECEDENT

         1       Conditions of Initial Credit Extensions.  The obligation of each Bank to make its initial Credit Extension hereunder is subject to the condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

                 (a) Credit Agreement. This Agreement executed by each party hereto;

                 (b)      Resolutions; Incumbency.

                          (i) Copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

                          (ii) A certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

                 (c) Organization Documents; Good Standing. Each of the following documents:





                                      51.

                          (i)       the articles or certificate of
         incorporation and the bylaws of the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date; and

                          (ii) a good standing and tax good standing certificate for the Company from the Secretary of State (or similar, applicable Governmental Authority) of (A) its state of incorporation and (B) each state where the Company is qualified to do business as a foreign corporation and where the Company conducts material business, in each case, as of a recent date, together with a bring-down certificate by facsimile, dated the Closing Date;

                 (d) Legal Opinions. An opinion of Wilson, Sonsini, Goodrich & Rosati, counsel to the Company and addressed to the Agent and the Banks, substantially in the form of Exhibit D;

                 (e) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date; including any such costs, fees and expenses arising under or referenced in Section 2.10;

                 (f) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                          (i)       the representations and warranties
         contained in Article VI are true and correct on and as of such date, as though made on and as of such date, except that if any such representation and warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date;

                          (ii) no Default or Event of Default exists or would result from the Credit Extension; and

                          (iii) there has occurred since January 1, 1996, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;





                                      52.

                 (g) Compliance Certificate. A Compliance Certificate signed by a Responsible Officer, dated as of the Closing Date, relating to the fiscal quarter ended June 30, 1996.

                 (h) Convertible Subordinated Notes. All material agreements, instruments and other documents evidencing or otherwise relating to the Convertible Subordinated Notes;

                 (i) Disclosure Letter. The Disclosure Letter signed by a Responsible Officer and dated as of the Closing Date; and

                 (j) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may request.

         2       Conditions to All Credit Extensions.  The obligation of each
Bank to make any Revolving Loan to be made by it (including its initial Revolving Loan) and the obligation of the Issuing Bank to Issue any Letter of Credit (including the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

                 (a) Notice, Application. The Agent shall have received (with, in the case of the initial Revolving Loan only, a copy for each Bank) a Notice of Borrowing or, in the case of any Issuance of any Letter of Credit, the Issuing Bank and the Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.02;

                 (b) Continuation of Representations and Warranties. The representations and warranties in Article VI shall be true and correct on and as of such Borrowing Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

                 (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or Issuance.

Each Notice of Borrowing and L/C Application or L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date or





                                      53.

Issuance Date, as applicable, that the conditions in this Section 5.02 are satisfied.


                                       VI

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Agent and each Bank that:

         1       Corporate Existence and Power.  The Company and each of its
Subsidiaries:

                 (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                 (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

                 (c) except as set forth in Schedule 6.01 to the Disclosure Letter, is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

                 (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (b), clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         2       Corporate Authorization; No Contravention.  The execution, delivery and performance by the Company of this Agreement and each other Loan Document to which the Company is party, have been duly authorized by all necessary corporate action, and do not and will not:

                 (a) contravene the terms of any of the Company's Organization Documents;





                                      54.

                 (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject; or

                 (c)      violate any Requirement of Law.

         3       Governmental Authorization.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of the Agreement or any other Loan Document.

         4       Binding Effect.  This Agreement and each other Loan Document to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         5       Litigation.  Except as specifically disclosed in Schedule 6.05 to the Disclosure Letter, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:

                 (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

                 (b) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for





                                      55.

herein or therein not be consummated as herein or therein provided.

         6       No Default.  No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 9.01(e).

         7       ERISA Compliance.  Except as specifically disclosed in
Schedule 5.07 to the Disclosure Letter:

                 (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                 (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                 (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability;
(iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has





                                      56.

occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         8       Use of Proceeds; Margin Regulations.  The proceeds of the
Loans are to be used solely for the purposes set forth in and permitted by
Section 7.12 and Section 8.07. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         9       Title to Properties.  The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

         10      Taxes.  The Company and its Subsidiaries have filed all
Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. To the best of the Company's knowledge, there is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

         11      Financial Condition.

                 (a) The audited consolidated financial statements of the Company and its Subsidiaries dated January 1, 1996, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date:





                                      57.

                          (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                          (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                          (iii)     except as specifically disclosed in
         Schedule 6.11 to the Disclosure Letter, show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and material Contingent Obligations, in accordance with GAAP consistently applied.

                 (b) Since January 1, 1996 there has been no Material Adverse Effect.

         12 Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in Schedule 6.12 to the Disclosure Letter, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         13      Regulated Entities.  None of the Company, any Person
controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or, to the best of the Company's knowledge, any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

         14      No Burdensome Restrictions.  Neither the Company nor any
Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.





                                      58.

         15      Copyrights, Patents, Trademarks and Licenses, etc. The Company
or its Subsidiaries own or are licensed or otherwise have the right to use (or could obtain ownership of licenses to use or other rights to use on terms not materially adverse to the Company and its Subsidiaries taken as a whole) all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except where the failure to have any of the foregoing or where such conflict could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person, except where any such infringement could not reasonably be expected to have a Material Adverse Effect. Except as specifically disclosed in Schedule 6.05 to the Disclosure Letter, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         16      Subsidiaries.  As of the Closing Date, the Company has no
Subsidiaries other than those specifically disclosed in part (a) of Schedule
6.16 to the Disclosure Letter hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of
Schedule 6.16 to the Disclosure Letter.

         17      Insurance.  Except as specifically disclosed in Schedule 6.17 to the Disclosure Letter, the properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

         18      Swap Obligations.  Neither the Company nor any of its
Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. The Company has undertaken its own independent assessment of its





                                      59.

consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

         19      Full Disclosure.  None of the representations or warranties made by the Company in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, written statement or certificate furnished by or on behalf of the Company or any Subsidiary by a Responsible Officer in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered (it being understood that although any financial projections and forecasts furnished by the Company represent the Company's best estimates and assumptions as to future performance, which the Company believes to be fair and reasonable as of the time made in the light of current and reasonably foreseeable business conditions, such financial projections and forecasts as to future events are not to be viewed as facts and that actual results during the period or periods covered thereby may differ from the projected or forecasted results).


                                      VII

                             AFFIRMATIVE COVENANTS

         So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than indemnity obligations that remain inchoate), unless the Majority Banks waive compliance in writing:

         1       Financial Statements.  The Company shall deliver to the Agent, in form and detail satisfactory to the Agent and the Majority Banks, with sufficient copies for each Bank:





                                      60.

                 (a) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the unqualified opinion of a nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly in all material respects the financial position of the Company as of the date thereof and the results of operations for the periods indicated in conformity with GAAP applied on a basis consistent with prior years except as otherwise indicated therein. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records;

                 (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended June 30, 1996), a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments and except for the absence of footnotes), the financial position and the results of operations of the Company and the Subsidiaries;

         2       Certificates; Other Information.  The Company shall furnish to the Agent, with sufficient copies for each Bank:

                 (a) concurrently with the delivery of the financial statements referred to in subsections 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

                 (b) promptly, but no later than five days after reporting or otherwise filing the same with the SEC, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports on Forms 10K, 10Q, 8K S-1, S-2, S-3 or S-4 that the Company or any Subsidiary may make to, or file with, the SEC; and





                                      61.

                 (c) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Bank, may from time to time request.

         3       Notices.  The Company shall promptly notify the Agent and each
Bank:

                 (a)      of the occurrence of any Default or Event of Default;

                 (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary; including pursuant to any applicable Environmental Laws;

                 (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

                          (i)       an ERISA Event;

                          (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

                          (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

                          (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability.





                                      62.

                 (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries; and

                 (e) upon the request from time to time of the Agent, the Swap Termination Values, together with a description of the method by which such values were determined, relating to any then-outstanding Swap Contracts to which the Company or any of its Subsidiaries is party.

                 Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

         4       Preservation of Corporate Existence, Etc.  The Company shall, and shall cause each Material Subsidiary to:

                 (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation, except as otherwise permitted by Section 8.03;

                 (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 8.03 and sales of assets permitted by Section 8.02 and except where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

                 (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill, except as otherwise permitted by Section 8.03; and

                 (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.





                                      63.

         5       Maintenance of Property.  The Company shall maintain, and
shall cause each Subsidiary to maintain, and preserve all its property (including Intellectual Property) which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, except as permitted by Section 8.02.

         6       Insurance.  The Company shall maintain, and shall cause each
Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

         7       Payment of Obligations.  The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                 (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

                 (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

                 (c) all Indebtedness, as and when due and payable, but not in contravention of any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; provided that the failure to pay any Indebtedness as and when due shall not constitute a Default or an Event of Default hereunder except as provided in subsection 9.01(e).

         8       Compliance with Laws.  The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist and except





                                      64.

where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         9       Compliance with ERISA.  The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

         10      Inspection of Property and Books and Records.  The Company
shall maintain and shall cause each Subsidiary to maintain proper, true and correct books of record and account sufficient to prepare financial statements in conformity with GAAP consistently applied. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours, but no more often than once in any fiscal quarter, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice and as often as the Agent or any Bank may desire in its sole discretion.

         11      Environmental Laws.  The Company shall, and shall cause each
Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

         12      Use of Proceeds. The Company shall use the proceeds of the
Loans for working capital and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.

         13      Financial Covenants.  The Company, on a consolidated basis and in accordance with GAAP, shall have:





                                      65.

                 (a) at the end of each fiscal quarter after the Closing Date, a Total Debt/Capitalization Ratio of no greater than 0.45 to 1.00;

                 (b) at the end of each fiscal quarter after the Closing Date, a Consolidated Tangible Net Worth that is equal to at least: (i) 85% of Consolidated Tangible Net Worth as of January 2, 1996, plus (ii) 75% of the Company's aggregate consolidated net income (with no reduction for quarterly losses, if any) after January 2, 1996, plus (iii) the aggregate book value of all capital stock issued by the Company after January 2, 1996 (including capital stock issued by the Company upon the conversion of any of the Convertible Subordinated Notes);

                 (c) at the end of each fiscal quarter after the Closing Date, a ratio of (i) cash plus the value of cash equivalents (other than cash equivalents subject to any Lien securing Indebtedness) plus net accounts receivable, to (ii) Consolidated Current Liabilities of not less than 1.00 to 1.00; provided, however, that during the period from the Closing Date through December 31, 1997, the Banks shall permit such ratio to be not less than 0.80 to 1.00 as of the end of any two fiscal quarters during such period;

                 (d) at the end of each fiscal quarter after the Closing Date on a rolling four-quarter basis, a ratio of (i) earnings before interest income and interest expense and taxes plus lease expense, to (ii) interest expense plus lease expense plus current maturities of long term debt plus outstanding Loans and issued and outstanding Letters of Credit hereunder, of not less than 1.25 to 1.00.


                                      VIII

                               NEGATIVE COVENANTS

         So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than indemnity obligations that remain inchoate), unless the Majority Banks waive compliance in writing:

         1       Limitation on Liens.  The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly,





                                      66.

make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                 (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule 8.01 of the Disclosure Letter securing Indebtedness outstanding on such date;

                 (b)      any Lien created under any Loan Document;

                 (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.07, provided that no notice of lien has been filed or recorded under the Code;

                 (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

                 (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                 (f) Liens on the property of the Company or its Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds or letters of credit issued in lieu thereof, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

                 (g) Liens consisting of judgment or judicial attachment liens, provided, however, that (i) the enforcement of such Liens is effectively stayed, and (ii) all such Liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $5,000,000;





                                      67.

                 (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries taken as a whole;

                 (i) Liens on assets of corporations which become Subsidiaries after the date of this Agreement or on assets that are acquired at the time the Company or a Subsidiary is the subject of a merger, provided, however, that such Liens existed at the time the respective corporations became Subsidiaries or at the time the assets were acquired and were not created in anticipation thereof;

                 (j) purchase money security interests on any property acquired or held by the Company or its Subsidiaries securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 180 days after the acquisition thereof,
(ii) such Lien attaches solely to the property so acquired in such transaction,
(iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property;

                 (k) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;

                 (l) Liens arising solely by virtue of any statutory, common law or contractual provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution; and

                 (m) Liens on Intellectual Property acquired by or licensed or otherwise transferred to the Company or any Subsidiary in the ordinary course of business.





                                      68.

                 (n) Liens not otherwise permitted hereunder and not exceeding $1,000,000 in the aggregate.

                 (o) Liens in connection with off-balance sheet financings characterized as operating leases on the Company's financial statements in accordance with GAAP.


         2       Disposition of Assets.  The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

                 (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

                 (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment; and

                 (c) dispositions of inventory, equipment or other assets by the Company or any Subsidiary to the Company or any Subsidiary pursuant to reasonable business requirements;

                 (d) dispositions of Intellectual Property in the ordinary course of business;

                 (e) dispositions not otherwise permitted hereunder which are made for fair market value; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash, and (iii) such disposition shall not involve any of the Company's current assets;

                 (f) sales of receivables; provided that all such sales of receivables shall not exceed $5,000,000 in aggregate face value in any fiscal quarter; and





                                      69.

                 (g) dispositions or liquidation of cash equivalents or other marketable securities for fair market value.

         3       Consolidations and Mergers.  The Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

                 (a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

                 (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or a Wholly-Owned Subsidiary; and

                 (c) any Person may merge or consolidate with the Company; provided, that (i) the Company shall be the continuing or surviving corporation, and (ii) no Event of Default shall exist or shall result from such merger or consolidation.

         4       Loans and Investments.  The Company shall not purchase or
acquire, or suffer or permit any Subsidiary to purchase or acquire any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make any Acquisitions, or make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company (together, "Investments"), except for:

                 (a) Investments held by the Company or Subsidiary in the form of cash equivalents or marketable securities having maturities of not more than five years;

                 (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;





                                      70.

                 (c) extensions of credit by the Company to any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries to another of its Wholly-Owned Subsidiaries;

                 (d) Investments incurred in order to consummate Acquisitions otherwise permitted herein, provided that (i) such Acquisitions are undertaken in accordance with all applicable Requirements of Law; (ii) no Event of Default shall exist or result from such Acquisition; and (iii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained;

                 (e) Investments in Joint Ventures, provided that no Event of Default shall exist or result from any such Investment;

                 (f) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations;

                 (g) Investments in Subsidiaries in the ordinary course of business;

                 (h) Investments existing as of the Closing Date and identified on Schedule 8.04 of the Disclosure Letter;

                 (i) Investments received in the settlement of delinquent obligations owed to or disputes involving the Company or a Subsidiary;

                 (j) Investments consisting of loans or advances to employees in the ordinary course of business consistent with past practices.

         5       Limitation on Indebtedness.  The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                 (a)      Indebtedness incurred pursuant to this Agreement;

                 (b) Indebtedness existing on the Closing Date and identified on Schedule 8.05 to the Disclosure Letter, and any refinancings, extensions or renewals thereof so long as the principal amount thereof is not increased;





                                      71.

                 (c) Indebtedness between the Company and any of its Subsidiaries or between any Subsidiary and another Subsidiary, in each case incurred in the ordinary course of business; and

                 (d) other unsecured Indebtedness not otherwise permitted hereunder so long as such Indebtedness is on terms and conditions no more favorable to the holder(s) of such Indebtedness than the terms and conditions hereunder.

         6       Transactions with Affiliates.  The Company shall not, and
shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

         7       Use of Proceeds.  The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

         8       Contingent Obligations.  The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations other than in the ordinary course of business, except:

                 (a) Contingent Obligations existing on the Closing Date and identified on Schedule 8.08 to the Disclosure Letter and any renewals or extensions thereof so long as the amount thereof is not increased;

                 (b) Contingent Obligations between the Company and any of its Subsidiaries or between any Subsidiary and another Subsidiary, in each case incurred in the ordinary course of business; and

                 (c) Contingent Obligations of the Company in favor of the Banks, the Issuing Bank or the Agent.





                                      72.

         9       Joint Ventures.  The Company shall not, and shall not suffer or permit any Subsidiary to enter into any Joint Venture, other than in the ordinary course of business.

        10       ERISA.  The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company in an aggregate amount in excess of $1,000,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

        11       Change in Business.  The Company shall not, and shall not
suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof, or lines of business reasonably related or incidental thereto.

        12       Accounting Changes.  The Company shall not, and shall not
suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary.

        13       Payment of Convertible Subordinated Notes.  The Company shall not make any payment of principal or otherwise on account of the Convertible Subordinated Notes without the prior written consent of the Majority Banks, or of the Agent on behalf of the Majority Banks, which consent shall be within the sole discretion of the Majority Banks, provided that the foregoing restriction on payments made on account of the Convertible Subordinated Notes shall not prohibit (i) the conversion of any of the Convertible Subordinated Notes into common stock of the Company at the option of any holder of Convertible Subordinated Notes, nor (ii) a redemption of all or a portion of the Convertible Subordinated Notes that is underwritten and paid for entirely by one or more third parties (other than any Subsidiary or Affiliate of the Company), in each case, in accordance with the terms and conditions of the Convertible Subordinated Note Documents. Notwithstanding anything to the contrary in the preceding sentence, the Company shall be permitted to make scheduled payments of interest on the Convertible Subordinated Notes.





                                      73.

                                       IX

                               EVENTS OF DEFAULT

         1       Event of Default.  Any of the following shall constitute an
"Event of Default":

                 (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or of any L/C Obligation, or (ii) within 3 days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

                 (b) Representation or Warranty. Any representation or warranty by the Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

                 (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in (i) subsection 7.03(a) or
Article VIII, or (ii) any of Sections 7.01, 7.02, 7.03 (other than subsection 7.03(a)) or 7.09 and such failure continues unremedied for a period of 10 days; or

                 (d) Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

                 (e) Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than





                                      74.

$25,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (1) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined) as to which the Company or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $5,000,000; or

                 (f) Insolvency; Voluntary Proceedings. The Company or any Material Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or
(iv) takes any action to effectuate or authorize any of the foregoing; or

                 (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or





                                      75.

fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or
(iii) the Company or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

                 (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000; the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $1,000,000; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000; or

                 (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $25,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 45 days after the entry thereof; or

                 (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                 (k)      Change of Control.  There occurs any Change of
Control; or





                                      76.

                 (l) Loss of Licenses. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of the Company or any Subsidiary, or the Company or any Subsidiary for any reason loses any material license, permit or franchise, or the Company or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise, which revocation, failure, loss or imposition could reasonably be expected to have a Material Adverse Effect; or

                 (m)      Adverse Change.  There occurs a Material Adverse
Effect; or

                 (n) Invalidity of Subordination Provisions. The subordination provisions of the convertible subordinated notes issued by the Company on March 31, 1996 or any agreement or instrument governing any other subordinated debt is for any reason revoked or invalidated, or otherwise cease to be in full force and effect, any Person contests in any manner the validity or enforceability thereof or the Indebtedness hereunder is for any reason subordinated or does not have the priority contemplated by this Agreement or such subordination provisions.

         2       Remedies.  If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

                 (a) declare the commitment of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

                 (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without





                                      77.

presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

                 (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 9.01 (in the case of clause (i) of subsection
(g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, the Issuing Bank or any Bank.

         3       Rights Not Exclusive.  The rights provided for in this
Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.





                                      78.

                                       X

                                   THE AGENT

         1         Appointment and Authorization; "Agent".

                   (a) Each Bank hereby irrevocably (subject to Section 10.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                   (b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Majority Lenders to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article X, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.





                                      79.

         2         Delegation of Duties.  The Agent may execute any of its
duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         3         Liability of Agent.  None of the Agent-Related Persons shall
(i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

         4         Reliance by Agent.

                   (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if





                                      80.

it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                   (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

         5         Notice of Default.  The Agent shall not be deemed to have
knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article IX; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

         6         Credit Decision.  Each Bank acknowledges that none of the
Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and





                                      81.

information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

         7         Indemnification of Agent.  Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.





                                      82.

         8         Agent in Individual Capacity.  BofA and its Affiliates may
make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent or the Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent or the Issuing Bank.

         9         Successor Agent.  The Agent may, and at the request of the
Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Company, which approval shall not be unreasonably withheld. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X and Sections 11.04 and
11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Agent at the request of the Majority Banks unless BofA shall also simultaneously be replaced as





                                      83.

"Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

         10        Withholding Tax.

                   (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

                           (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                           (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

                           (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                   (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent (which will then notify the Company) of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of





                                      84.

such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

                   (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                   (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

                   (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

         11        Co-Agent.

         None of the Banks identified on the facing page or signature pages of this Agreement as a "co-agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such.





                                      85.

Without limiting the foregoing, none of the Banks so identified as a "co-agent" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                       XI

                                 MISCELLANEOUS

         1         Amendments and Waivers.  No amendment or waiver of any
provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

                   (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.02);

                   (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

                   (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (iii) below) any fees or other amounts payable hereunder or under any other Loan Document;

                   (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

                   (e) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Banks;





                                      86.

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (iii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

         2         Notices.

                   (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.02; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

                   (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II, III or X to the Agent shall not be effective until actually received by the Agent, and notices pursuant to Article III to the Issuing Bank shall not be effective until actually received by the Issuing Bank at the address specified for the "Issuing Bank" on the applicable signature page hereof.

                   (c) The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give any communication hereunder and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not





                                      87.

taken by the Agent or the Banks in reliance upon such communication. The obligation of the Company to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

         3         No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         4         Costs and Expenses.  The Company shall:

                   (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent and Issuing Bank) within 30 Business Days after demand (subject to subsection 5.01(e)) for all reasonable costs and expenses incurred by BofA (including in its capacity as Agent and Issuing Bank) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent and Issuing Bank) with respect thereto; and

                   (b) pay or reimburse the Agent, the Arranger and each Bank within 30 Business Days after demand (subject to subsection 5.01(e)) for all reasonable costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).





                                      88.

         5         Company Indemnification.  Whether or not the transactions
contemplated hereby are consummated, the Company shall indemnify, defend and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Agent or replacement of any
Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

         6         Payments Set Aside.  To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.





                                      89.

         7         Successors and Assigns.  The provisions of this Agreement
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

         8         Assignments, Participations, etc.

                   (a) Any Bank may, with the written consent of the Company at all times other than during the existence of an Event of Default and the Agent and the Issuing Bank, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company, the Agent or the Issuing Bank shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments, the L/C Obligations and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000; provided, however, that the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,500.

                   (b) From and after the date that the Agent notifies the assignor Bank and the Company that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance,





                                      90.

relinquish its rights and be released from its obligations under the Loan Documents.

                   (c) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

                   (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company, the Issuing Bank and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section
11.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.01, 4.03 and 11.05 as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

                   (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the





                                      91.

FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         9         Confidentiality.  Each Bank agrees to take and to cause its
Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information specifically identified as "non-public" by the Company and provided to it by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank, or (iii) was already in the Bank's possession on a non-confidential basis; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process after notice to the Company; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party after notice to the Company; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder;
(H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates.





                                      92.

         10        Set-off.  In addition to any rights and remedies of the
Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         11        Automatic Debits of Fees.  With respect to any commitment
fee, arrangement fee or letter of credit fee due and payable to the Agent, the Issuing Bank, BofA or the Arranger under the Loan Documents, the Company hereby irrevocably authorizes BofA to debit any deposit account of the Company with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

         12        Notification of Addresses, Lending Offices, Etc.  Each Bank
shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

         13        Counterparts.  This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.





                                      93.

         14        Severability.  The illegality or unenforceability of any
provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         15        No Third Parties Benefited.  This Agreement is made and
entered into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         16        Governing Law and Jurisdiction.

                   (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                   (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.





                                      94.

         17        Waiver of Jury Trial.  THE COMPANY, THE BANKS AND THE AGENT
EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         18        Entire Agreement.  This Agreement, together with the other
Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco, California, by their proper and duly authorized officers as of the day and year first above written.


                                        CYPRESS SEMICONDUCTOR CORPORATION


                                        By:_____________________________________

                                        Title:__________________________________





                                      95.

                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as Agent


                                        By:_____________________________________

                                        Title:__________________________________





                                      96.

                                        FLEET NATIONAL BANK, as Co-Agent


                                        By:_____________________________________

                                        Title:__________________________________


                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as Issuing Bank


                                        By:_____________________________________

                                        Title:__________________________________


Commitment: $35,000,000                 BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION, as a Bank


                                        By:_____________________________________

                                        Title:__________________________________


Commitment: $30,000,000                 FLEET NATIONAL BANK, as a Bank


                                        By:_____________________________________

                                        Title:__________________________________


Commitment: $25,000,000                 BANQUE NATIONALE DE PARIS, as a Bank


                                        By:_____________________________________

                                        Title:__________________________________


Commitment: $10,000,000                 THE SUMITOMO TRUST & BANKING
                                        CO., LTD., as a Bank





                                      97.

                                        By:_____________________________________

                                        Title:__________________________________





                                      98.

                                 SCHEDULE 2.01



                                  COMMITMENTS
                              AND PRO RATA SHARES



                                                                                                  Pro Rata
               Bank                                   Commitment                                    Share
               ----                                   ---------------------------------------------------
Bank of America National
Trust and Savings
Association                                           $35,000,000                                   35%

Fleet National Bank                                   $30,000,000                                   30%

Banque Nationale de
Paris                                                 $25,000,000                                   25%

The Sumitomo Trust &
Banking Co., Ltd.                                     $10,000,000                                   10%


               TOTAL                                  $100,000,000                                  100%

                                 SCHEDULE 11.02


OFFSHORE AND DOMESTIC LENDING OFFICES,
ADDRESSES FOR NOTICES


CYPRESS SEMICONDUCTOR CORPORATION

CYPRESS SEMICONDUCTOR CORPORATION
3901 North First Street
San Jose, CA  95134-1599
Attention:  Manny Hernandez
            Telephone:  (408) 943-2754
            Facsimile:  (408) 943-2796


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as Agent

Borrowing notices, Notices of
Conversion/Continuation and Payments:

Bank of America National Trust
and Savings Association
Agency Management Services #5596
1455 Market Street, 12th Floor
San Francisco, California 94103
Attention:  Wendy Young
            Telephone: (415) 436-3420
            Facsimile: (415) 436-2700

All other notices:

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION
The Mid-Cap Technology Group #3537
530 Lytton Avenue, Second Floor
Palo Alto, CA  94301
Attention:  Cecily Person
            Telephone: (415) 853-4688
            Facsimile: (415) 853-4476

AGENT'S PAYMENT OFFICE:

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION
ABA No. 1210-0035-8
1850 Gateway Boulevard, Fourth Floor
Concord, California  94520
Account No.:  ___________
Reference:  _____________________
Attention:  Agency Management Services #5596


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as a Bank

Domestic and Offshore Lending Office
(Borrowing notices, Notices of
Conversion/Continuation, and Payments):

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION
1850 Gateway Boulevard, Fourth Floor
Concord, California 94520
Attention:  _______________
            Telephone: (510) ________
            Facsimile: (510) ________

All other notices:

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION
The Mid-Cap Technology Group #3537
530 Lytton Avenue, Second Floor
Palo Alto, CA  94301
Attention:  Cecily Person
            Telephone: (415) 853-4688
            Facsimile: (415) 853-4476


FLEET NATIONAL BANK,
  as Co-Agent and a Bank

Domestic and Offshore Lending Office(s)
(Borrowing notices, Notices of

Conversion/Continuation, and Payments):

FLEET NATIONAL BANK
Mail Stop MAOF 0320
1 Federal Street
Boston, MA 02211
Attention:  Pauline Kowalczyk
            Telephone: (617) 346-0622
            Facsimile: (617) 346-0595

All other notices:

FLEET NATIONAL BANK
Mail Stop MAOF 0305
1 Federal Street
Boston, MA 02211
Attention:  Mr. Frank Benesh
            Vice President
            Telephone: (617) 346-0617
            Facsimile: (617) 346-0568


BANQUE NATIONALE DE PARIS

Domestic and Offshore Lending Office(s)
(Borrowing notices, Notices of
Conversion/Continuation, and Payments):

BANQUE NATIONALE DE PARIS
180 Montgomery Street
San Francisco, CA  94104
Attention:  Donald Hart, Treasury
            Telephone: (415) 956-0707
            Facsimile: (415) 989-9041


All other notices:

BANQUE NATIONALE DE PARIS
180 Montgomery Street
San Francisco, CA  94104
Attention:  Rafael Lumanlan, Corporate Banking
            Telephone: (415) 956-0707
            Facsimile: (415) 296-8954


THE SUMITOMO TRUST & BANKING CO., LTD.

Domestic and Offshore Lending Office(s)
(Borrowing notices, Notices of
Conversion/Continuation, and Payments):

THE SUMITOMO TRUST & BANKING CO., LTD.
Los Angeles
333 South Grand Avenue, Suite 5300

Los Angeles, CA  90071
Attention:  Ms. Yoshimi Tardiff
            Telephone: (213) 229-2129
            Facsimile: (213) 628-2719

All other notices:

THE SUMITOMO TRUST & BANKING CO., LTD.
333 South Grand Avenue, Suite 5300
Los Angeles, CA  90071
Attention:  Ninoos Y. Benjamin
            Vice President & Manager
            Telephone: (213) 229-2106
            Facsimile: (213) 613-1083

                                   EXHIBIT A
                            to the Credit Agreement

                          FORM OF NOTICE OF BORROWING


                                                  Date:  _______________________



To:      Bank of America National Trust and
         Savings Association as Agent
         Agency Management Services (#5596)
         1455 Market Street, 12th Fl.
         San Francisco, CA  94103
         Attn:  Wendy Young

                 Re:  Cypress Semiconductor Corporation

Ladies and Gentlemen:

         The undersigned, Cypress Semiconductor Corporation (the "Company"), refers to the Credit Agreement dated as of July 24, 1996 (as amended, modified, renewed or extended from time to time, the "Credit Agreement"), among the Company, the several financial institutions party to the Credit Agreement (the "Banks"), Fleet Bank, as Co-Agent, and Bank of America National Trust and Savings Association, as Issuing Bank and Agent for the Banks, for full particulars of the matters herein described. All capitalized terms used in this Notice of Borrowing and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you irrevocable notice, pursuant to Section 2.03 of the Credit Agreement, of the Borrowing specified herein and that:

         (a)     The requested Borrowing Date for the proposed Borrowing is
___________________.

         (b) The aggregate amount of the proposed Borrowing is $______________.

         (c) The Borrowing is to be comprised of $_____________ of [Offshore Rate] [Base Rate] Loans.

         (d) [If applicable:] The duration of the Interest Period for the Offshore Rate Loans included in the Borrowing shall be [one] [two] [three] [six] months.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                          the representations and warranties of the Company contained in Article VI of the Credit Agreement are true and correct as though made on and as of each such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such earlier date, and except that subsections 6.11(a) and 6.11(b) of the Credit Agreement shall be deemed to refer instead to the last day of the most recent fiscal year for which financial statements have then been delivered);

                 (2) no Default or Event of Default exists, or would result from such proposed Borrowing; and

                 (3) the proposed Borrowing will not cause (i) the Effective Amount of all Revolving Loans plus the Effective Amount of all L/C Obligations to exceed the total of all Commitments.

                                        CYPRESS SEMICONDUCTOR CORPORATION


                                        By:  _________________________
                                        Name:
                                        Title:

                                   EXHIBIT B
                            to the Credit Agreement

                   FORM OF NOTICE OF CONVERSION/CONTINUATION



                                        Date:  ___________________



To:      Bank of America National Trust and
         Savings Association as Agent
         Agency Management Services (#5596)
         1455 Market Street, 12th Fl.
         San Francisco, CA  94103
         Attn:  Wendy Young

                 Re:      Cypress Semiconductor Corporation

Ladies and Gentlemen:

         The undersigned, Cypress Semiconductor Corporation (the "Company"), refers to the Credit Agreement dated as of July 24, 1996 (as amended, modified, renewed or extended from time to time, the "Credit Agreement"), among the Company, the several financial institutions party to the Credit Agreement (the

"Banks"), Fleet Bank, as Co-Agent, and Bank of America National Trust and Savings Association, as Issuing Bank and Agent for the Banks, for full particulars of the matters herein described. All capitalized terms used in this Notice of Conversion/Continuation and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you irrevocable notice, pursuant to Section 2.04 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein and that:

                 (e) The date of the [conversion] [continuation] is ______________________, ____.

                 (f) The [conversion] [continuation] is in respect of outstanding Revolving Loans.

                 (g) The aggregate amount of the Loans to be [converted] [continued] is $_________________.

                 (h) The Loans are to be [converted into] [continued as] [Offshore Rate] [Base Rate] Loans.

                 (i) [If applicable:] The duration of the Interest Period for the Offshore Rate Loans to be [converted] [continued] shall be [one] [two] [three] [six] months.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed [conversion][continuation], before and after giving effect thereto:

                 (1) the representations and warranties of the Company contained in Article VI of the Credit Agreement are true and correct as though made on and as of each such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such earlier date, and except that subsections 6.11(a) and 6.11(b) of the Credit Agreement shall be deemed to refer instead to the last day of the most recent fiscal year for which financial statements have then been delivered); and

                 (2) no Default or Event of Default exists, or would result from such proposed [conversion] [continuation].





                                       6.

                                        CYPRESS SEMICONDUCTOR CORPORATION

                                                By:  _________________________
                                                     Name:
                                                     Title:





                                   EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE


                       CYPRESS SEMICONDUCTOR CORPORATION

                   FINANCIAL STATEMENTS DATE:  ______________


         Reference is made to that certain Credit Agreement dated as of July 24, 1996 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among Cypress Semiconductor Corporation (the "Company"), the several financial institutions from time to time party thereto (the "Banks"), Fleet Bank, as Co-Agent and Bank of America National Trust and Savings Association, as Issuing Bank and Agent for the Banks. Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

         The undersigned Responsible Officer of the Company hereby certifies as of the date hereof that he/she is the [_______________] of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Banks and the Agent on the behalf of the Company and its consolidated Subsidiaries, and that:

[USE THE FOLLOWING PARAGRAPH IF THIS CERTIFICATE IS DELIVERED IN CONNECTION WITH THE FINANCIAL STATEMENTS REQUIRED BY SUBSECTION 7.01(A) OF THE CREDIT AGREEMENT.]

         1. Attached hereto are true and correct copies of the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of the fiscal year ended _______________ and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, accompanied by the opinion of the Independent Auditor, which opinion (a) states that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (b) is not qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records.

                                       OR

[USE THE FOLLOWING PARAGRAPH IF THIS CERTIFICATE IS DELIVERED IN CONNECTION WITH THE FINANCIAL STATEMENTS REQUIRED BY SUBSECTION 7.01(B) OF THE CREDIT AGREEMENT.]

         1. Attached hereto are true and correct copies of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of the fiscal quarter ended _________ and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, which are complete and accurate in all material respects and fairly present, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position, the results of operations and the cash flows of the Company and the Subsidiaries.

         2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company and its Subsidiaries during the accounting period covered by the attached financial statements.

         3. The Company and its Subsidiaries, during such period, have observed, performed or satisfied all of the covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by the Company and its Subsidiaries, and the undersigned has no knowledge of any Default or Event of Default.

         4.  The representations and warranties of the Company contained in
Article V of the Credit Agreement are true and correct as though made on and as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they shall be true and correct as of such date; and except that this notice shall be deemed instead to refer to the last day of the most recent fiscal year for which financial statements have then been delivered in respect of the representation and warranty made in
Section 6.11(a) of the Credit Agreement).

         5.  The financial covenant analyses and information set forth on
Schedule 1 attached hereto are shown on a consolidated basis and are true and accurate on and as of the date of this Certificate.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as the ____________ of the Company as of ______________.


                                        CYPRESS SEMICONDUCTOR CORPORATION


                                        By: ______________________________
                                        Title: ___________________________

                                   SCHEDULE 1
                         to the Compliance Certificate

Dated _______________ / For the fiscal [quarter][year] ended ___________.



1.       Total Debt/Capitalization Ratio (Section 7.13(a))

         a.      Total Debt

                 The sum of:

                 i)       Indebtedness for borrowed money       __________

                 ii)      capitalized leases                    __________

                 iii)     Contingent Obligations (in respect
                          of outstanding Letters of Credit)     __________


                 Total:                                               __________

         b.      Consolidated Tangible Net Worth

                 i)       total assets                          __________

                 less:

                 ii)      value of goodwill, trademarks, patents,
                          copyright capitalized software,
                          organization expense and other
                          similar intangible items              __________

                 less:

                 iii)     total liabilities                     __________

                 Consolidated Tangible Net Worth:                     __________

         c.      Sum of 1.a. and 1.b.                                 __________

         d.      Required Ratio of 1.a. to 1.c.

                 (i)  0.45 to 1.00 (maximum)

         e.      Actual Ratio of 1.a. to 1.c.:                        __________


2.       Minimum Tangible Net Worth (Section 7.13(b))

         a.      The sum of:


                 i)       85% of Consolidated Tangible Net

                          Worth as of January 2, 1996            ________

                 ii) 75% of aggregate net income (without subtracting losses) earned in each fiscal quarter ended after
                          January 2, 1996                        ________

                 iii) 100% of the aggregate book value of all capital stock issued by the Company after January 2, 1996 (including capital stock issued upon any conversion of the Convertible Subordinated Notes ________

                 Total:                                                 ________

         b.      Actual Consolidated Tangible Net Worth (from 1.b.)     ________

         c.      Difference between 2.a. and 2.b.:                      ________

3.       Modified Quick Ratio (Section 7.13(c))

         a.      The sum of:

                 i)       cash                                  ________

                 ii)      Cash Equivalents                      ________

                 iii)     net accounts receivable               ________

                 Total:                                                ________

         b.      Consolidated Current Liabilities
                 (including all outstanding
                 Loans and L/C Obligations)                            ________

         c.      Required Ratio of 3.a. to 3.b.:

                 1.00 to 1.00 (minimum); provided, however, that during the period from the Closing Date through December 31, 1997, such ratio may be 0.80 to 1.00 (minimum) as of the end of any two fiscal quarters in such period

         d.      Actual Ratio of 3.a. to 3.b.:                        ________


4. Coverage Ratio (Section 7.13(d)) (for the four consecutive fiscal quarter periods ending on the last day of the last fiscal quarter covered in this Schedule C-1)

         a.      earnings before interest income and
                 interest expense                                    ________
                 plus:    lease expense                        ________

                  Total:                                              ________

         b.      The sum of:

                 i)       interest expense                     ________

                 ii)      lease expense                        ________

                 iii)     the average current portion of long-
                          term debt for each of the four quarters
                          in such four fiscal quarter period   ________

                 iv)      outstanding Loans and issued and
                          outstanding Letter of Credit         ________

                 Total:                                              ________

         c.      Required Ratio of 4.a. to 4.b.:

                 1.25 to 1.00 (minimum)

         d.      Actual Ratio of 4.a. to 4.b.                        ________

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                                   EXHIBIT D
                            to the Credit Agreement


July 25, 1996



     Bank of America National Trust and Savings Association,
        as Agent
     Agency Management Services #5596
     1455 Market Street, 12th Floor
     San Francisco, California 94103

     and the Banks party to the Credit Agreement described below

        RE: Credit Agreement dated as of July 24, 1996 by and among Cypress Semiconductor Corporation, the Banks named therein, and Bank of America National Trust and Savings Association, in its capacity as Agent

     Gentlemen:

        We have acted as counsel to Cypress Semiconductor Corporation, a Delaware corporation (the "Company"), in connection with the negotiation of the Credit Agreement, dated as of July 24, 1996 (the "Credit Agreement") by and among the Company, the Banks named therein, and Bank of America National Trust and Savings Association, not in its individual capacity, but solely in its capacity as Agent (the "Agent"), pursuant to which the Banks have agreed to lend up to $100,000,000 to the Company. This opinion is delivered to you pursuant to Section 5.01(d) of the Credit Agreement. Capitalized terms used herein and not defined shall have the meanings provided in the Credit Agreement.

        In rendering the opinions expressed below, we have examined executed originals or copies of the following documents:

        (a)     the Credit Agreement;

        (b)     the Certificate of Incorporation of the Company;

        (c)     the Bylaws of the Company;

        (d) records of proceedings of the Board of Directors of the Company during or by which resolutions were adopted relating to matters covered by this opinion;

        (e) a Certificate of the Secretary of the Company, dated as of the date hereof, executed and delivered to you pursuant to Sections 5.01(b) and 5.01(c) of the Credit Agreement, as to, among other things: (i) the incumbency and signature of certain officers of the Company; (ii) the Certificate of Incorporation of the Company; (iii) the Bylaws of the Company; and (iv) the adoption of certain resolutions by the directors of the Company;

        (f) (i) a certificate of the Secretary of State of the State of Delaware with respect to the standing of the Company as a corporation incorporated under the laws of the State of Delaware, and (ii) a tax status certificate for the Company from the Franchise Tax Board of the State of Delaware;

        (g) the certificate of certain officers of the Company as to certain factual matters;

        (h) each of the documents listed on Annex A hereto (the "Reviewed Agreements").

        In addition, we have examined and relied upon such corporate records of the Company as we have deemed necessary or appropriate for purposes of the opinions expressed below. We have also relied upon and obtained from public officials and officers of the Company such other certificates and assurances as we consider necessary for the rendering of this opinion.

     With your permission and without any verification by us, we have assumed the following for purposes of rendering the opinions set forth herein:

        (i) The genuineness of all signatures, the legal capacity of all natural persons to execute and deliver documents, the authenticity and completeness of documents submitted to us as originals and the completeness and conformity with authentic original documents of all documents submitted to us as copies, and that all documents, books and records made available to us by the Company are accurate and complete.

        (ii) That there are no agreements or understandings between or among the Company, the Agent or the Banks or third parties which would expand, modify or otherwise affect the terms of the Credit Agreement or the respective rights or obligations of the parties thereunder and that the Credit Agreement correctly and completely sets forth the intent of all parties thereto.

        (iii) That all parties to the Credit Agreement (other than the Company) have filed all required franchise tax returns, if any, and paid all required taxes, if any, under the California Revenue & Taxation Code.

        (iv) That the Credit Agreement has been duly authorized, executed and delivered by each of the Agent and the Banks to the extent each such party is contemplated to be a party thereto and that each of the Agent and the Banks has full power, authority and legal right to enter into and perform the terms and conditions of the Credit Agreement to be performed by such person, and that the Credit Agreement constitutes a legal, valid and binding obligation of each such person, enforceable against it in accordance with its terms.

        (v) That each Lender is either (i) a "Bank" as defined in and operating under that certain act known as the "Bank Act" approved March 1, 1909, as amended, (ii) a bank created and operating under and pursuant to the laws of the State of California or of the United States or (iii) a foreign bank complying with the criteria set forth in Section 1716 of the California Financial Code, as amended, and that the Banks are therefore exempt from the restrictions of Section 1 of Article XV of the California Constitution and related statutes relating to usury.

        (vi) With respect to certain matters of fact, that the representations and warranties of the Company set forth in the Credit Agreement, the certificates of certain officers of the Company delivered to you in connection with the transactions contemplated by the Credit Agreement and the certificate of certain officers of the Company referred to in paragraph (g) above are true, correct and complete.

        As used in this opinion, the expression "to our knowledge" or "known to us" with reference to matters of fact means that during the course of our representation of the Company in connection with the Credit Agreement, no information has come to the attention of the attorneys of our firm involved in this engagement which would give them actual knowledge of the existence or absence of such facts; however, we have made no independent investigation to determine the existence or absence of such facts, and any limited inquiry undertaken by us during the preparation of this opinion should not be regarded as such an investigation. No inference as to our knowledge of the existence or absence of any facts underlying any opinion given "to our knowledge" should be drawn from the fact of our representation of the Company. Specifically, in rendering the opinion set forth in paragraph 5 below, we have not made any independent investigation of court records to determine whether any actions have been filed. Furthermore, this opinion letter does not purport to encompass information which may have been communicated to any attorney in our firm who is a director or officer of the Company, solely by reason of such attorney's serving in such capacity.

        On the basis of the foregoing and in reliance thereon, and based upon examination of such questions of law as we have deemed appropriate, and subject to the assumptions, exceptions, qualifications, and limitations set forth herein, we advise you that in our opinion:

        1. The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware.

        2. The Company has the requisite corporate power and authority to enter into the Credit Agreement and to carry out the transactions contemplated thereby.

        3. The execution and delivery by the Company of the Credit Agreement, and the performance by The Company of its obligations under each of the Credit Agreement, have been duly authorized by all necessary corporate action on the part of the Company.

        4. The Credit Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

        5. The execution and delivery of the Credit Agreement, the undertaking of the covenants set forth in the Credit Agreement and the borrowing of Loans in accordance with the Credit Agreement and repayment of any Loans by the Company do not (a) conflict with or violate the Bylaws or Certificate of Incorporation of the Company; (b) to our knowledge, violate or contravene any United States federal or California state law, statute, rule or regulation applicable to the Company; (c) to our knowledge, violate or contravene any order, writ, judgment, decree, determination or award of any United States federal or California state governmental authority applicable to the Company; or (d) to our knowledge, violate or result in a breach of or constitute any default under any Reviewed Agreement, or, to our knowledge, result in or require the creation or imposition of any lien on any of its properties or revenues pursuant to any provision of any United States federal or California state law, rule or regulation or any such contractual obligation.

        6. No consents, approvals, authorizations, registrations, declarations or filings are required to be made or obtained by or in respect of the Company (or on its behalf) with or from any governmental or regulatory authority or agency of the United States or the State of California for the due authorization, execution and delivery by the Company of the Credit Agreement, the undertaking of the covenants set forth in the Credit Agreement, the borrowing of Loans in accordance with the Credit Agreement or the repayment of any such Loans by the Company.

        7. Except as disclosed in Schedule 6.05 to the Credit Agreement, to our knowledge, there are no actions or proceedings against the Company pending or overtly threatened in writing before any court, governmental agency or arbitrator which (a) seek to challenge the enforceability of the Credit Agreement, or (b) we believe are reasonably likely to have a material adverse effect on the ability of the Company to perform its obligations under the Credit Agreement.

        8. Neither the Company, any Subsidiary, nor, to our knowledge, any Person controlling the Company, is an "Investment Company" within the meaning of the Investment Company Act of 1940.

        Our opinions above are subject to the following qualifications:

        A. We express no opinion as to any matter relating to laws of any jurisdiction other than the laws of the State of California, the General Corporation Law of the State of Delaware and the federal laws of the United States, as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction. As you know, we are not licensed to practice law in the State of Delaware and, accordingly, our opinions as to Delaware General Corporation Law are based solely on a review of the official statutes of the State of Delaware

        B. We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable relief, whether considered in a proceeding in equity or at law.

        C. We express no opinion regarding any of (i) the rights or remedies available to any party for violations or breaches of any provisions which are immaterial or the enforcement of which would be unreasonable under the then existing circumstances, (ii) the rights or remedies available to any party for material violations or breaches which are the proximate result of actions taken by any party to the Credit Agreement other than the party against whom enforcement is sought, which actions such other party is not entitled to take pursuant to the Credit Agreement or which otherwise violate applicable laws, (iii) the rights or remedies available to any party which takes discretionary action which is arbitrary, unreasonable or capricious, or is not taken in good faith or in a commercially reasonable manner, whether or not the Credit Agreement permits such action, (iv) the effect of the exercise of judicial discretion, whether in a proceeding in equity or at law, (v) the enforceability of any provision deemed to be "unconscionable" within the meaning of Section 1670.5 of the California Civil Code, (vi) the enforceability of any provision authorizing the exercise of any remedy without reasonable notice and opportunity to cure, or (vii) the effect of any provision of the Credit Agreement purporting to give the Agent or the Banks the right to make any conclusive determination in its sole discretion.

        D. We express no opinion as to the legality, validity, binding nature or enforceability of (i) any provisions in the Credit Agreement providing for the payment or reimbursement of costs or expenses or indemnifying a party, to the extent such provisions may be held unenforceable as contrary to public policy, (ii) any provision of the Credit Agreement insofar as it provides for the payment or reimbursement of costs and expenses or indemnification for claims, losses or liabilities in excess of a reasonable amount determined by any court or other tribunal, (iii) any provisions regarding a party's ability to collect attorneys' fees and costs in an action involving the Credit Agreement, if the party is not the prevailing party in such action (and we call your attention to the effect of Section 1717 of the California Civil Code, which provides that, where a contract permits one party thereto to recover attorneys' fees, the prevailing party in any action to enforce any provision of the contract shall be entitled to recover its reasonable attorneys' fees), (iv) any provisions of the Credit Agreement imposing penalties or forfeitures, late payment charges or any increase in interest rate, upon delinquency in payment or the occurrence of a default to the extent they constitute a penalty or forfeiture or are otherwise contrary to public policy, (v) any rights of set-off, (vi) any provision of the Credit Agreement to the effect that a statement, certificate, determination or record shall be deemed conclusive absent manifest error (or similar effect), including, without limitation, that any such statement, certificate, determination or record shall be prima facie evidence of a fact, or (vii) any provision of the Credit Agreement which provides that notice not actually received may be binding on any party.

        E. We express no opinion with respect to the legality, validity, binding nature or enforceability of (i) any vaguely or broadly stated waiver, including without limitation, the waivers of diligence, presentment, demand, protest or notice, (ii) any waivers or consents (whether or not characterized as a waiver or consent in the Credit Agreement) relating to the rights of the Company or duties owing to it existing as a matter of law, including, without limitation, waivers of the benefits of statutory or constitutional provisions, to the extent such waivers or consents are found by courts to be against public policy or which are ineffective pursuant to California statutes and judicial decisions, or (iii) covenants to the extent they are construed to be independent requirements as distinguished from conditions that may trigger an event of default.

        F. We express no opinion with respect to the legality, validity, binding nature or enforceability of any provision of the Credit Agreement to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy or remedies does not preclude recourse to one or more other remedies or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

        G. We express no opinion as to any provision of the Credit Agreement requiring written amendments or waivers of such documents insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.

        H. We express no opinion as to the applicability or effect of compliance or non-compliance by the Agent or the Banks with any state, federal or other laws applicable to the Agent or the Banks or to the transactions contemplated by the Credit Agreement because of the nature of its business, including its legal or regulatory status.

        I. Our opinions set forth in paragraph 1 as to due incorporation, valid existence and good standing are based solely on the certificates referenced in paragraph (f) above (originals or copies of which have been furnished to you).

        J. Our opinion set forth in paragraph 3 as to the due execution of the Credit Agreement by the Company is based solely on representations made to us by the Company in the certificate referenced in paragraph (g) above.

        K. We express no opinion as to the enforceability or legal effect of any provision of the Credit Agreement purporting to reinstate, as against any obligor or guarantor, obligations or liabilities of such obligor which have been avoided or which have arisen from transactions which have been rescinded or the payment of which has been required to be returned by any court of competent jurisdiction.

        L. Our opinion in clauses (b) and (c) of paragraph 5 above is intended to express our opinion that the execution, delivery and performance by the Company of the Credit Agreement are neither prohibited by, nor do they subject The Company to a fine, penalty or similar sanction under or any law, rule, regulation of the State of California or United States federal law or any order, writ, judgment, decree, determination or award of any United States federal or California state governmental authority that a lawyer practicing in the State of California exercising customary professional diligence would reasonably recognize to be applicable to the Company and the transactions contemplated by the Credit Agreement; accordingly, our opinions set forth above are limited to the foregoing.

        M. This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us at and as of such date. We express no opinion as to the effect on Agent's or any Bank's rights under the Credit Agreement of any statute, rule, regulation or other law which is enacted or becomes effective after, or of any court decision which changes the law relevant to such rights which is rendered after, the date of this opinion or the conduct of the parties following the closing of the contemplated transaction. In addition, in rendering this opinion, we assume no obligation to revise or supplement this opinion should the present laws of the jurisdictions mentioned herein be changed by legislative action, judicial decision or otherwise.

        This opinion is made with the knowledge and understanding that you (but no other person) may rely thereon in entering into the Credit Agreement and is solely for your benefit, and this opinion may not be disclosed to or relied upon by any person other than you, except that (i) this opinion may be disclosed to (A) bank regulatory and other governmental authorities having jurisdiction over you requesting (or requiring) such disclosure, and (B) prospective Assignees and Participants in connection with the potential transfer of all or part of the Loans or Commitments of any Bank, and (ii) this opinion may be relied upon by Assignees of or Participants in the Loans if the assignments or participations relating thereto are permitted under and made in accordance with the Credit Agreement; provided that in no eveopinion extend to any issue or matter related to any such assignment or participation or arising from or out of any such assignment or participation (as distinct from the subject transaction).

                                     Very truly yours,

                                     WILSON, SONSINI, GOODRICH & ROSATI
                                     Professional Corporation





                                   EXHIBIT E
                            to the Credit Agreement

                       FORM OF ASSIGNMENT AND ACCEPTANCE

         This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Agreement") dated as of _____________________________, ____ is made between
__________________________________________ (the "Assignor") and
____________________________(the "Assignee").

         WHEREAS, the Assignor is party to that certain Credit Agreement dated as of July 24, 1996 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among Cypress Semiconductor Corporation (the "Company"), the several financial institutions party to the Credit Agreement (the "Banks"), Fleet Bank, as Co-Agent, and Bank of America National Trust and Savings Association, as Issuing Bank and Agent for the Banks. Terms defined in the Credit Agreement are used herein with the same meaning;

         WHEREAS, as provided under the Credit Agreement, the Assignor has committed to make Revolving Loans to the Company and to participate in Letters of Credit issued for the account of the Company in an aggregate amount not to exceed ________ United States dollars (U.S.$___________) (the "Commitment");

         WHEREAS, [the Assignor has made Loans in the aggregate principal amount of __________ United States dollars (U.S.$____________) to the Company] [no Loans are outstanding under the Credit Agreement] [and the amount of Assignor's percentage share of the aggregate amount available for drawing under outstanding Letters of Credit issued for the account of the Company is ___________________ United States dollars (U.S. $______ _______) ] [and no
Letters of Credit are outstanding under the Credit Agreement]; and

         WHEREAS, the Assignor wishes to assign to the Assignee a ratable part of the rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, pro rata in accordance with the Assignor's Commitment and L/C Commitment (which is a part of its Commitment rather than a separate, independent commitment), [together with a corresponding portion of each of its outstanding Loans and a corresponding portion of its participation in each of the outstanding Letters of Credit,] in an amount equal to ____________ United States dollars

(U.S.$__________) (the "Assigned Amount") on the terms listed on Schedule 1 hereto and subject to the conditions set forth herein and therein, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

         (j)        Assignment and Assumption.

                    (1) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignor hereby sells and assigns to Assignee, and the Assignee hereby purchases and assumes from the Assignor, the Assigned Amount, which shall be equal to _______ percent (__%) (the "Assignee's Percentage Share") of all of the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the Assignee's Percentage Share of the Assignor's Commitment and L/C Commitment and any outstanding Loans and participations in outstanding Letters of Credit. The assignment set forth in this Section 1(a) shall be without recourse to, or representation or warranty (except as expressly provided in this Agreement) by, the Assignor.

                    (2) With effect on and after the Effective Date, the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee, including with respect to its L/C Commitment.

                    (3) After giving effect to the assignment and assumption, on the Effective Date (i) the Assignee's Commitment will be ____________________________________ United States dollars

(U.S.$_________________), (ii) the Assignee's L/C Commitment will be ________________________ United States dollars (U.S.$ ____________) and (iii)
the Assignee's Commitment Percentage will be __%.

         (k)        Payments.

         (1) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, (i) the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to ____________________________ United States dollars (U.S. $_______________), representing the Assignee's Percentage Share of the principal amount of all Loans previously made, and currently owned, by the Assignor to the Company under the Credit Agreement and outstanding on the Effective Date, and (ii) the Assignee assumes the Assignee's Percentage Share of the Assignor's participation in the outstanding Letters of Credit and each drawing under such Letters of Credit, as the same is set forth in the Credit Agreement.

         (2) The [Assignor] [Assignee] agrees to pay to the Agent a processing or transfer fee in the amount of $3,500.

         (l)        Reallocation of Payments.

         (1) Any interest, commissions, fees and other payments accrued to but excluding the Effective Date with respect to the Loans, the Letters of Credit and the Commitment shall be for the account of the Assignor. Any interest, commissions, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, commissions, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentences and pay to the other party any such amounts which it may receive promptly upon receipt. The Assignor's and the Assignee's obligations to make the payments referred to in this Section 3 are non-assignable.

         (2) The Assignor and the Assignee will make arrangements with the Agent with respect to all interest, commissions, fees and other payments to be made, and the date or dates for payment, by the Agent to the Assignee pursuant to the Credit Agreement from and after the Effective Date.

         (m)        Independent Credit Decision.

         The Assignee (i) acknowledges that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 7.01 thereof, and such other documents and information as it has deemed appropriate to make its own independent credit and legal analysis and decision to enter into this Agreement; and (ii) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Banks and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

         (n)        Effective Date; Other Actions.

         (1) The effective date for this Agreement shall be __________________ (the "Effective Date"); provided, that the following conditions precedent have been satisfied on or before the Effective Date:

         A. This Agreement shall be executed and delivered by the Assignor and the Assignee;

         B. the requirements for an effective assignment by a Bank set forth in Section 11.08 of the Credit Agreement shall be satisfied with respect to the Assigned Amount;

         C. the Assignee shall pay to the Assignor all amounts due to the Assignor under this Agreement; and

         D. the processing or transfer fee referred to in Section 2(b) shall have been paid to the Agent.

         (2) Each of the Assignor and the Assignee hereby agrees (i) to use its best efforts to cooperate with the other in preparing and dispatching any notices and obtaining any necessary consents, and (ii) to execute and deliver all such other further agreements, instruments, notices, certificates, documents and assurances and to perform such acts, as shall be reasonably required to effectuate the purposes of this Agreement.

         (o)        Agent.

         (1) The Assignee hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Credit Agreement.

         (2) If the Assignor is an Issuing Bank, the Assignee shall assume no duties or obligations held by the Assignor in its capacity as such under the Credit Agreement or any other Loan Document.

         (3) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent, or Issuing Bank under the Credit Agreement or any other Loan Document.

[NOTE: Subsection 6(c) only for assignments by BofA]

         (p)        Withholding Tax.

         If the Assignee is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof it agrees that it will furnish to the Assignor, the Agent and the Company, concurrently with the execution of this Agreement, either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to complete exemption from or a reduced rate of U.S. federal withholding tax on all interest payments under the Credit Agreement), as well as Form W-8 or W-9, if applicable; provided, however, that the Assignee shall not be required to deliver Form 4224 or 1001 under this
Section 7 to the extent that delivery of such form is not authorized by law.

         (q)        Representations and Warranties.

         (1) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any lien, security interest or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any person are required (other than already given or obtained) for its due execution, delivery and performance of this Agreement, and apart from any agreements or undertaking or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligations of the Assignor, enforceable against the Assignor in accordance with the terms hereof, except subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

         (2) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Documents or any other instrument or document furnished in connection therewith, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto. Further, the Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company or any other Person, or the performance or observance by the Company or any other Person of any of their respective obligations under the Credit Agreement, any other Loan Documents or any other instrument or document furnished in connection therewith.

         (3) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement, and apart from any agreements or undertaking or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligations of the Assignee, enforceable against the Assignee in accordance with the terms hereof, except subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is eligible under the Credit Agreement to be an assignee of the Loans, participations in the Letters of Credit and the Assignor's Commitment.

         (r)        Further Assurances.

         The Assignor and the Assignee each hereby agrees to execute and deliver such other instruments, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement, including, without limitation, the delivery of any notices or other documents or instruments to the Company or the Agent which may be required in connection with the assignment and assumption contemplated hereby.

         (s)        Indemnity.

         The Assignee agrees to indemnify and hold harmless the Assignor against any and all loss, cost, expense (including, without limitation, reasonable attorneys' fees and the allocated cost and expense of in-house counsel) and liability incurred by the Assignor in connection with or arising in any manner from the non-performance by the Assignee of any obligation assumed by the Assignee under this Agreement.

         (t)        Miscellaneous.

         (1) Any amendment or waiver of any provision of this Agreement shall be in writing signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver of any breach of the provisions of this Agreement and shall be without prejudice to any rights with respect to any other or further breach hereof.

         (2) All payments made hereunder shall be made without any set-off or counterclaim. To the extent payment to be made by the Assignee pursuant hereto shall not be made when due, the Assignor shall be entitled to recover such amount together with interest thereon at the Federal Funds Rate per annum accruing from the date such amount was due. For purposes hereof, "Federal Funds Rate" shall mean, for any day, the weighted average of the rate on overnight Federal funds transactions, with members of the Federal Reserve System only, arranged by Federal funds brokers, as published as of such day by the Federal Reserve Bank of New York.

         (3) All communications among the parties or notices in connection herewith shall be in writing, hand delivered, or sent by mail, telex or facsimile, addressed as follows: (i) if to the Assignor or the Assignee, at their respective addresses or to their respective telex or facsimile numbers set forth in the signature pages hereof and (ii) if to the Company or to the Agent, at their respective addresses or to their respective telex or facsimile numbers set forth in the Credit Agreement or other Loan Documents. All such communications and notices shall be effective upon receipt.

         (4) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation and execution of this Agreement.

         (5) The representations and warranties made herein shall survive the consummation of the transactions contemplated hereby.

         (6) This Agreement shall be binding upon and inure to the benefit of the Assignor and the Assignee and their respective successors and assigns; provided, however that no party shall assign its rights or obligations hereunder without the prior written consent of the other party and any purported assignment, absent such consent, shall be void. The preceding sentence shall not limit the right of the Assignee to assign or participate all or part of the Assignee's Percentage Share and the Assigned Amount and any outstanding Loans and participations in Letters of Credit attributable thereto in the manner contemplated by the Credit Agreement.

         (7) The Assignor may at any time or from time to time further ratably grant to others, to the extent not already assigned to Assignee, assignments or participations in Assignor's Commitment, L/C Commitment, Loans, and participations in Letters of Credit.

         (8) This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

         (9) This Agreement shall be governed by and construed in accordance with the law of the State of California. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any California state or federal court sitting in San Francisco over any suit, action or proceeding arising out of or relating to this Agreement and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such California state or federal court. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts, and the defense of an inconvenient forum to the maintenance of any such action or proceeding.

         (10) This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto, constitute the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings related to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

         (11) In the event of any inconsistency between the provisions of this Agreement and Schedule 1 hereto, this Agreement shall control. Headings are for reference only and are to be ignored in interpreting this Agreement.

         (12) The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         (13) Any controversy or claim between the Assignor and the Assignee, including but not limited to those arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrators shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator. Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief. This section shall not limit the right of either party to this Agreement to exercise self-help remedies such as setoff, to foreclose against or sell any real or personal property or collateral or security or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration.

         (14) Schedule 1 hereto summarizes information with respect to the Assignee's Commitment and L/C Commitment after giving effect hereto, the outstanding Loans assigned to it and other matters, including, without limitation, administrative information with respect to the Assignee.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                        _________________________________,
                                        Assignor


                                        By:______________________________
                                           Name:
                                           Title:

                                        Address:________________________
                                                ________________________
                                                ________________________
                                                Attn. __________________
                                                Fax ____________________



                                        _________________________________,
                                        Assignee


                                        By:______________________________
                                           Name:
                                           Title:

                                        Address:________________________
                                                ________________________
                                                Attn. __________________
                                                Fax ____________________

                                   SCHEDULE 1
                                       to
                         the Assignment and Acceptance


(u)      Company:      Cypress Semiconductor Corporation

(v)      Date of Credit Agreement:  July 24, 1996

(w)      Assignor:  ____________________________________

(x)      Assignee:  ____________________________________

(y)      Date of Assignment Agreement:  __________, ____

(z)      Effective Date:  __________, ____

(aa)     Assignee's Pro Rata Share:  ____%

(bb)     Assignee's Share of:

         A.  Commitment:                          $__________

         B.  L/C Commitment:                      $__________

         C.  Revolving Loans:                     $__________

         D.  L/C Advances:                        $__________

(cc)     Payment Instructions:

         Assignor: ________________________________________


         Assignor: ________________________________________

(dd)     Other Information:

         Assignee's contact for credit matters: ___________

         __________________________________________________





                                       1.

         Assignee's address for notices under the Credit Agreement, Lending Office(s), and other contact(s), if any, for administrative matters:

                 Address for notices:

                 ____________________________________________________________
                 ____________________________________________________________
                 ____________________________________________________________
                 Attn: ______________________________________________________
                 Fax:  ______________________________________________________
                 Tel.: ______________________________________________________


                 Domestic Lending Office:

                 ____________________________________________________________
                 ____________________________________________________________
                 ____________________________________________________________
                 Attn: ______________________________________________________
                 Fax:  ______________________________________________________
                 Tel.: ______________________________________________________


                 Offshore Lending Office:

                 ____________________________________________________________
                 ____________________________________________________________
                 ____________________________________________________________
                 Attn: ______________________________________________________
                 Fax:  ______________________________________________________
                 Tel.: ______________________________________________________


                 Other contact(s):

                 ____________________________________________________________
                 ____________________________________________________________
                 ____________________________________________________________





                                       2.

                                   EXHIBIT F
                            to the Credit Agreement

                            FORM OF PROMISSORY NOTE



U.S.$__________________                                         _________, 199_




       FOR VALUE RECEIVED, the undersigned, Cypress Semiconductor Corporation, a Delaware corporation (the "Company"), hereby promises to pay to the order of _______________________________________ (the "Bank") the principal sum of
____________________________ United States dollars (U.S.$__________) or, if less, the aggregate unpaid principal amount of all Loans made by the Bank to the Company pursuant to the Credit Agreement, dated as of July 24, 1996 (such Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being hereinafter called the "Credit Agreement"), among the Company, the Bank, the other banks parties thereto, and Bank of America National Trust and Savings Association, as Issuing Bank and Agent for the Banks, on the dates, in the amounts and in the manner provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

       The Bank is authorized to endorse the amount and the date on which each Loan is made, the maturity date therefor and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations of such schedules which continuations shall be attached hereto and made a part hereof; provided, that any failure to endorse such information on any such schedule or continuation thereof shall





                                       3.

not in any manner affect any obligation of the Company under the Credit Agreement and this Promissory Note (the "Note").

       This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.





                                       4.

       Unless otherwise defined in this Note, terms defined in the Credit Agreement are used herein as therein defined.

       This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.



                                        CYPRESS SEMICONDUCTOR CORPORATION


                                        By:__________________________
                                           Name:
                                           Title:





                                       5.

                                                              Schedule A to Note



                BASE RATE LOANS AND REPAYMENT OF BASE RATE LOANS




                                              (3)               (4)
                               (2)          Maturity          Amount of
                             Amount          Date of            Base            (5)
          (1)                of Base          Base            Rate Loan       Notation
         Date              Rate Loan        Rate Loan          Repaid          Made By
         ----             ------------      ---------          ------          -------




                                       6.

                                       7.

                                                              Schedule B to Note



            OFFSHORE RATE LOANS AND REPAYMENT OF OFFSHORE RATE LOANS





                               (2)            (3)               (4)
                             Amount         Maturity         Amount of
                               of            Date of         Offshore          (5)
          (1)               Offshore        Offshore         Rate Loan      Notation
         Date               Rate Loan       Rate Loan         Repaid        Made By
         ----               ---------       ---------         ------        -------




                                       8.

                                       9.